UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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THE MIDDLEBY CORPORATION
(Name of Registrant as Specified In Its Charter)
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1400 Toastmaster Drive
Elgin, Illinois 60120

April    , 2007

Notice of Annual Stockholders’ Meeting:

You are hereby notified that the Annual Meeting of Stockholders (the “Meeting”) of The Middleby Corporation (the “Company”) will be held at the Company’s executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120 at 10:30 a.m., local time, on, Thursday, May 3, 2007, for the following purposes:

(1)            To elect eight directors to hold office until the 2008 Annual Meeting.

(2)            To consider and act on a proposal to ratify the selection of Deloitte & Touche LLP as independent public accountants of the Company for the current fiscal year ending December 29, 2007.

(3)            To consider and act on a proposal to approve an amendment to the Company’s restated certificate of incorporation.

(4)            To consider and act on a proposal to approve The Middleby Corporation 2007 Stock Incentive Plan.

(5)            To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 22, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

You are invited to attend the Meeting in person. If you attend the Meeting in person, you may vote your shares by bringing valid photo identification and delivering your completed proxy card or ballot at the Meeting. Please note that if you hold your shares through a bank, broker or other nominee, you must also bring a form of legal proxy, which you must request from such nominee, in order to vote at the Meeting.

Whether or not you plan to attend the Meeting in person, we urge you to return your proxy promptly in accordance with the following instructions. If you own shares in your own name, you may vote (i) by signing and returning the enclosed proxy card in the postage-paid envelope provided, (ii) by telephone or (iii) electronically via the Internet, as described in further detail on the proxy card. If you own shares through a bank, broker or other nominee, please execute your vote by following the instructions provided by such nominee.

By Order of the Board of Directors
MARTIN M. LINDSAY
Treasurer

1400 Toastmaster Drive
Elgin, Illinois 60120

2007 ANNUAL MEETING OF STOCKHOLDERS
May 3, 2007
PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2007 Annual Meeting of Stockholders (the “Meeting”) to be held at the Company’s executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120, at 10:30 a.m., local time, on Thursday, May 3, 2007, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith, and the Company’s Annual Report to Stockholders for the fiscal year ended December 30, 2006, are being mailed to stockholders on or about              , 2007.

Stockholders of record at the close of business on March 22, 2007 (the “Record Date”) are entitled to notice of and to vote at the Meeting. On such date there were outstanding 7,970,623 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”). In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the Record Date.

Stockholders who are entitled to vote at the Meeting may vote by proxy pursuant to the following methods: (i) stockholders who own shares in their own name may vote in person at the Meeting by bringing valid photo identification and delivering your proxy card at the Meeting, or by mail, telephone or electronically via the Internet, pursuant to the instructions on the proxy card enclosed with this Proxy Statement or (ii) stockholders who own shares through a bank, broker or other nominee should follow the instructions provided by such nominee.

The election inspectors appointed for the Meeting will determine the presence of a quorum and tabulate the votes cast by proxy or in person at the Meeting. The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. A quorum is necessary for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence or absence of a quorum. Generally, broker non-votes occur on a proposal when a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or when a broker has such discretionary authority but does not exercise such discretion.

The eight nominees for election to the Board who receive the greatest number of votes cast for the election of directors by the shares present, in person or represented by proxy, will be elected to the Board. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote FOR nor a vote AGAINST the nominee and thus will have no effect on the outcome. Approval of the proposal to ratify the Company’s appointment of independent public accountants and the proposal to adopt the Company’s 2007 Stock Incentive Plan requires the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For these other matters, abstentions and broker non-votes will not be counted as votes cast either FOR or AGAINST approval of such matters and therefore will not have an effect on the outcome of the votes.

Approval of the proposal to amend the Company’s restated certificate of incorporation requires the affirmative vote of a majority of the Company’s outstanding shares of Common Stock. Both abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes cast against this proposal.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted as follows:

•       “Proposal No. 1—Election of Directors”; FOR the election of each of the named nominees as a director of the Company;

•       “Proposal No. 2—Ratification of Selection of Independent Public Accountants”; FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent public accountants for the current fiscal year ending December 29, 2007;

•       “Proposal No. 3—Approval of an amendment to the Restated Certificate of Incorporation”; FOR the approval of the amendment to the restated Certificate of Incorporation;

•       “Proposal No. 4—Approval of 2007 Stock Incentive Plan”; FOR the approval of the 2007 Stock Incentive Plan .

Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Elgin address) or at the Meeting if the stockholder attends in person or a later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Eight directors are to be elected by a plurality of the stockholder votes cast at the Meeting to serve until the 2008 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. The following persons have been nominated:

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Selim A. Bassoul	50	President, Chief Executive Officer, and Chairman of the Board of the Company and its principal subsidiary, Middleby Marshall Inc. (“MM”) since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, a Middleby company, from 1996 to 1999.	2001
Robert B. Lamb	65	Clinical Professor of Management at the Leonard N. Stern School of Business at New York University since 1977. Has served as adviser to U.S. and foreign corporations, commercial banks, investment banks and government agencies. Director of Bondholders Communication Corporation. Member of the Board of Editors, The Municipal Finance Journal, since 1985.	2005
Ryan Levenson	31	Principal of Privet Fund Management LLC, 2007 to current. Managing Partner of Haynes Manor Capital, LLC, investment group from 2003 to 2007. Vice President of Business Development of MSI, a subsidiary of Lighten Up, LLC, from 2003 to 2006. Investment Analyst for Cramer, Rosenthal, McGlynn, hedge fund, from 2001 to 2003.	2006
John R. Miller III	66	Chairman and Chief Executive Officer of E.O.P, Inc., publisher of special market trade magazines since 1968. Director Emeritus of First National Bank of Long Island and its holding company, the First of Long Island Corporation.	1978
Gordon O’Brien	41	Principal and Managing Director of American Capital Strategies since 1998. Vice President of Pennington Partners/PENMAN Partners, a private equity firm, from 1995 to 1998. A Board member of numerous private companies as a representative of American Capital Strategies.	2005
Philip G. Putnam	66	Managing Director, Flagstone Capital, LLC, investment bankers, since 2000. Executive Vice President, Brean Murray & Co. Inc., investment bankers, from 1996 to 2000.	1978

Sabin C. Streeter	65	Adjunct Professor and Executive-in-Residence at Columbia Business School since 1997. Managing Director and Vice President of Donaldson, Lufkin & Jenrette Securities Corp., investment bankers, from 1976 to 1997	1987
Robert L. Yohe	70	Retired Vice Chairman and Director of Olin Corporation, a chemicals manufacturer, from 1993 to 1994, and from 1985 to 1992, President of Olin Chemicals, a division of Olin Corporation. Director of Calgon Carbon Corporation and Marsulex Inc.	1996

Each of the nominees has consented to serve as a director if elected. The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

Vote Required for Approval; Board Recommendation

Nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or represented by proxy, will be elected to the Board of Directors. With regard to the election of directors, votes may be cast FOR or withheld AGAINST each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. Stockholders eligible to vote at the Meeting do not have cumulative voting rights with respect to the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE ABOVE NAMED NOMINEES AS A DIRECTOR OF THE COMPANY.

Committees; Board Meetings

The Board of Directors of the Company held four meetings during the fiscal year ended December 30, 2006, and each director attended at least 75% of all Board and applicable Committee meetings. Although the Company does not have a formal attendance policy, the Company encourages all directors to attend the annual meetings of stockholders. All of the Company’s directors at the time attended the 2006 Annual Meeting of Stockholders. Current directors, Messrs. Putnam, Streeter, Yohe, Miller, O’Brien, Lamb, and Levenson, have been determined by the Board of Directors to be “independent directors” as such term is defined under Rule 4200(a)(15) The Nasdaq Stock Market, Inc. (“Nasdaq”). The Board is comprised of a majority of independent directors. The Company currently has an Audit Committee and a Compensation Committee.

From January 1, 2006 to July 25, 2006, the Audit Committee was comprised of Messrs. Putnam (Chairman), Streeter, and Lamb. From July 26, 2006 to December 30, 2006, the Audit Committee was comprised of Messrs. Putnam (Chairman), Streeter, Lamb, and Levensen. During the fiscal year ended December 30, 2006, the Audit Committee met four times for the purposes of (i) approving the selection of the Company’s independent auditors; (ii) reviewing the arrangements for and scope of the audit and pre-approving permitted non-audit services; (iii) reviewing the Company’s interim and annual financial statements or other results of the audit; (iv) reviewing the Company’s internal accounting procedures and controls and the recommendations of the Company’s independent auditors; and (v) reviewing the external audit process. All of the members of the Audit Committee have been determined by the Board of Directors to be financially sophisticated as required by Nasdaq Rule 4350(d) and to be “audit committee financial experts” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. All of the members of the Audit Committee have been determined by the Board of Directors to meet the additional independence criteria set forth in Nasdaq Rule 4350(d). The Audit Committee has a charter which was approved by the Board of Directors on March 4, 2003 and modified as of February 25, 2004, a copy of which is attached as Appendix A to this proxy statement for the 2007 Annual Meeting of Stockholders of the Company.

From January 1, 2006 to July 25, 2006, the Compensation Committee was comprised of Messrs. Yohe (Chairman), Miller, and O’Brien. From July 26, 2006 to December 30, 2006, the Compensation Committee was comprised of Messrs. Yohe (Chairman), Miller, O’Brien, and Levenson. During the fiscal year ended December 30, 2006, the Compensation Committee met three times. The function of the Compensation Committee is to make recommendations concerning the compensation of the Chairman of the Board, the President and Chief Executive Officer, and other executive officers of the Company. The Compensation Committee is also responsible for making grants to executive officers under the 1998 Stock Incentive Plan and the proposed 2007 Stock Incentive Plan, and for administering the Management Incentive Compensation Plan, the Executive Officer Incentive Plan, and the proposed 2007 Stock Incentive Plan. All of the members of the Compensation Committee have been determined by the Board of Directors to be independent as defined under applicable Nasdaq listing standards. The Compensation Committee does not have a written charter.

The Board does not have a standing nominating committee or a nominating committee charter that addresses the nominations process. In fiscal year 2005, the Board considered a recommendation from management of the Company that the Board establish a nominating committee comprised solely of non-employee directors, adopt a nominating committee charter and establish a formal policy for consideration of director candidates submitted by the Company’s stockholders. After reviewing management’s recommendation, the Board determined that it was not necessary to have a separate nominating committee or a formal policy for consideration of director candidates submitted by the Company’s stockholders at that time. See “Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders” for further information regarding the procedures for recommending a director nominee for consideration. The Board believes that it can adequately fulfill the functions of a nominating committee without having to appoint an additional committee to perform that function based upon the limited size of the Board and the current and anticipated operations and needs of the Company.

A majority of the independent directors discuss and evaluate potential director candidates and recommends potential director candidates to the full Board for selection. The full Board then considers the potential director candidates who have been recommended by a majority of the independent directors. Because the Company’s stockholders rarely, if ever, have recommended potential director candidates, the Board does not have a formal policy for consideration of potential director candidates recommended by the Company’s stockholders, but the Board will give due consideration to any and all such candidates under the same criteria as internally generated candidates. In selecting director candidates, the Board considers a variety of factors, including but not limited to, a candidate’s demonstrated good character and integrity, experience at strategy/policy setting levels, high level experience in dealing with business organizations, ability and willingness to devote time to the affairs of the Company, financial, technical or other special skills and experience, business contacts and ability to work effectively with other Board members.

Executive sessions of the independent directors are held in conjunction with regularly scheduled meetings of the Board of Directors and as otherwise deemed necessary. Robert L. Yohe is the acting lead independent director of the Board.

The Board has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by email to the Chairman of the Board at the address found on the Company’s website, www.middleby.com, or by regular mail to the Chairman of the Board at the Company’s executive office in Elgin, Illinois. The Chairman will collect and organize all such communications, deleting any sales or other solicitations and any which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

EXECUTIVE OFFICERS

The following is a summary of the professional experience of the executive officers of the Company.

Name	Age	Principal Occupation(s) During Past Five Years
Selim A. Bassoul	50	Refer to professional experience, described above under Proposal No. 1 “Election of Directors.”
Timothy J. FitzGerald	37

Vice President and Chief Financial Officer of the Company and MM since May 2003. Vice President and Corporate Controller of the Company and MM from February 2000 to May 2003. Corporate Controller of the Company and MM from November 1998 to May 2003.

Phil Dei Dolori	47

Group President, GS Blodgett Corporation, Pitco Frialator, Inc., Southbend and MagiKitch’n Inc., since 2006. Group President, GS Blodgett Corporation, Pitco Frialator, Inc., and MagiKitch’n Inc., 2003 to 2006. President, Pitco Frialator, Inc., from January 2002 to May 2003. President, Vulcan-Hart, an Illinois Tool Works Company, from September 2000 to December 2001. Vice President of Sales, Vulcan-Hart, an Illinois Tool Works Company, from 1999 to 2000.

Mark A. Sieron	58	Division President, since 2004. Vice President and General Manager, Middleby Cooking Systems Group, from 1988 to 2004.
Nazih Ibrahim	53

Division President, Southbend since August 2004. Vice President of Supply Chain Management, from July 2003 to August 2004. Vice President, Materials Management, Franke Group from 1999 to 2003. Vice President, Purchasing, Stainless Incorporated, from 1995 to 1999.

Martin M. Lindsay	42	Corporate Treasurer of the Company and MM since February 2002. Assistant Treasurer of the Company and MM from March 1999 to February 2002.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for The Middleby Corporation executive officers identified in the Summary Compensation Table as the “Named Executive Officers”.

The Board has a Compensation Committee (the “Committee”) which, during the course of 2006, was composed of the following outside directors, each of whom is “independent” in accordance with the governance rules of the Nasdaq Stock Market:  Robert L. Yohe, Chairman, Ryan Levenson, Gordon O’Brien and John R. Miller III. The Committee is appointed by, and responsible to, the Board for making recommendations to the Board, and approving where appropriate, all matters related to executive and non-employee director compensation.

Middleby Business Environment

The Middleby Corporation is a global leader in the foodservice equipment industry. The Company develops manufactures, markets and services a broad line of equipment used for commercial food cooking, preparation and processing. The Company’s leading brands include Blodgett®, Blodgett Combi®, Blodgett Range®, CTX®, Houno®, MagiKitch’n®, Middleby Marshall®, Pitco Frialator®, Southbend®, NU-Vu®, Alkar®, RapidPak®, and Toastmaster®. Middleby’s international subsidiary, Middleby Worldwide, is a leading exporter and distributor of foodservice and the Middleby Philippines Corporation, is a leading supplier of specialty equipment in Asian markets. In 2006, The Middleby Corporation was ranked no. 6 on the Forbes 200 Best Small Companies list.

Compensation Committee Structure

The Committee is currently comprised of four directors, named above, and at all times will consist of two or more persons, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Committee includes a chairperson and may make rules and regulations for the conduct of its business as it deems advisable and keeps minutes of Committee meetings. All determinations of the Committee are made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such duties as it may deem advisable, and the Committee or any person to whom it has delegated duties may employ the services of one or more individuals to render advice with respect to any responsibility of the Committee.

For additional information on the members, structure, scope of authority and operation of the Committee, see “Committees; Board Meetings” and “Proposal 1—Election of Directors.”

The Committee makes all decisions over total compensation for Named Executive Officers and other members of senior management, which involves decisions regarding base salary, annual cash-based incentive plan bonuses, and long term equity incentive plan awards. The Committee’s recommendations for compensation arrangements of the Chairman of the Board, Chief Executive Officer and President (the “CEO”) are presented to the full Board of Directors for approval.

Compensation Programs Objectives

The Company’s compensation and benefits programs are influenced by the Company’s business culture and are designed to maximize strategic Company goals. The Company’s compensation program objectives are as follows:

•       Attract and Retain Executive Talent—The Committee intends to provide compensation packages that will attract and retain qualified executive talent and deliver increasing rewards for extraordinary performance;

•       Link Executive Compensation with Operating Performance—The Committee structures a portion of the compensation for Named Executive Officers and senior management to vary with the Company’s financial and operating performance. This requires that a significant portion of executive compensation is “at-risk” and linked to the achievement of both corporate and individual goals, in order to increase shareholder value;

•       Link Executive Long-Term Incentive Compensation with Shareholder Interests—The Committee believes that granting long term equity based awards using stock options, restricted stock, stock appreciation rights, or performance units, aligns the interests of Company executives with those of shareholders and furthers the Company’s goal of executive retention by using time-based vesting of equity awards.

•       Performance-based compensation to Comply with Section 162(m) of the Internal Revenue Code—Performance-based compensation provided to Named Executive Officers and senior management should comply with the requirements that qualify the compensation as tax deductible to the Company, unless the Company determines under particular circumstances that it is in the Company’s best interest to provide compensation that is not tax deductible.

Compensation Decision Making Process

The CEO annually reviews the operating performance of each executive officer. Elements of executive reviews include an analysis of actual operating performance versus pre-determined operating performance targets, measures taken to improve efficiency of operations within the executive’s area of responsibility and assessment of the executive’s commitment to the Company’s core operating principles. Based on the CEO review, the CEO develops a recommendation to the Committee for each executive’s annual base salary, annual performance incentive plan structure, and the basis for long term equity based grants. The Committee uses the same methodology for the annual base salary and MICP performance-based bonus structure of the CEO.

With respect to annual cash bonus awards, the Committee determines the minimum amount of operating performance that must be achieved each year in order for an annual performance bonus to be paid. Target levels are set to be in line with the Company’s annual budget and are presented by the CEO to the Board of Directors for review and approval. The total compensation of Named Executive Officers and senior management of the company are set at levels intended to be competitive with amounts paid to executive officers and senior managers with comparable qualifications, experience, and responsibilities at other businesses of similar type or market capitalization, with an emphasis on pay for performance.

The Elements of the Company’s Compensation Program

The Company’s compensation program is divided into three elements: (1) base salary, (2) annual performance incentive programs, and (3) long term equity-based incentive programs.

Base Salary

The base salary element of the compensation program sets executives base salaries at levels estimated to be below that of the median for executives in comparable positions at other similarly sized companies.  Annual non-executive salary increases are budgeted based on the current business environment and the individual’s level of responsibility and merit within the Company. For 2006 the range of non-executive salary increases was between 2% and 4.5% of base salary. The table below sets forth the base salary levels and associated changes for Named Executive Officers for the 2006 fiscal year. The base salary of Mr. Dei Dolori, our Group President, was increased in recognition of increased responsibilities for the Company’s Southbend division.

	2005 Base Salary	2006 Base Salary	% Change
Selim A. Bassoul	$770,000	$770,000	0%
Timothy J. FitzGerald	$250,000	$250,000	0%
Phil Dei Dolori	$258,000	$300,000	16%
Mark Sieron	$161,035	$161,035	0%
Nazih Ibrahim	$150,000	$150,000	0%

Annual Performance-Based Incentive Programs

Management Incentive Compensation Plan

The Management Incentive Compensation Plan (“MICP”) is intended to provide an incentive for superior performance and to motivate eligible employees (“MICP Participants”) toward the highest level of achievement and business results, to tie their goals and interests to those of the Company and its shareholders, and to enable the Company to attract and retain highly qualified executive officers. Each of the Named Executive Officers is eligible to participate in the MICP if selected by the Committee for participation, and all of the Named Executive Officers participated in the MICP in 2006.

Payment of MICP bonuses are made subject to the attainment of pre-established written performance goals approved by the Committee prior to the 90th day following the beginning of the Company’s fiscal year. For 2006, the performance goals were based upon attaining certain levels of earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the fiscal year. The Named Executive Officers had the opportunity to earn bonuses under the MICP based on the following:

•       A minimum EBITDA goal that must be achieved prior to the payment of the MICP Participant’s target MICP bonus. The MICP will not pay bonuses to MICP Participants if actual EBITDA performance is below the minimum EBITDA goal.

•       Tiered performance goals above the minimum EBITDA goal, which if met lead to an incrementally higher annual bonus.

•       A maximum EBITDA that, if achieved or surpassed will result in the payment the maximum MICP bonus available to the MICP Participant. For 2006 the EBITDA goal resulting in maximum pay for maximum performance was equal to a 14.7% increase in EBITDA over the prior year’s results for Messrs. Bassoul and FitzGerald; an 21.9% increase in EBITDA targets relating to Pitco Frialator, Inc., GS Blodgett Corporation and Southbend over the prior year’s results in the case of Mr. Dei Dolori; an 23.0% increase in EBITDA targets relating to Middleby Cooking Systems Group over the prior year’s results in the case of Mr. Sieron; and an 22.3% increase in EBITDA targets relating to the Southbend operating division over the prior year’s results in the case of Mr. Ibrahim.

The amount of the MICP bonus for MICP Participants at each EBITDA performance goal level is consistent with that individual’s role and responsibility within the Company. The Grants of Plan-Based Awards Table below shows the amounts which could have been earned by the Named Executive Officers under the MICP at target and maximum performance.

EBITDA is determined by the Committee in accordance with Generally Accepted Accounting Principles, subject to adjustment to reflect the impact of specific extraordinary items not reflected in the MICP Participant goals. Under the MICP, the EBITDA calculation does not include foreign exchange gains/losses and does include all bonuses and incentive compensation payable, including MICP payments, to Company employees for the applicable year.

Payments of MICP bonuses, if any, are made after the completion of the Company’s fiscal year end audit and only after the Committee certifies that the EBITDA goals with respect to which MICP payments are to be made have been attained. The bonus awarded to each Named Executive Officer in respect of 2006 performance under the MICP is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below. The Company achieved the maximum EBITDA goal under the MICP in 2006 and as a result, Messrs. Bassoul, FitzGerald, Dei Dolori, Sieron, and Ibrahim, respectively, received the maximum MICP bonus for the year as follows: $3,500,000, $600,000, $600,000, $313,621 and $250,000. Mr. Sieron’s 2006 MICP bonus was adjusted in the discretion of the Committee as permitted by the plan to take into account expenses relating to the relocation of the Toastmaster business unit.

Stock ownership requirement.   The MICP plan supports the Company’s desire for Named Executive Officers and senior executives to maintain a minimum percentage of base salary in the form of Middleby Corporation common stock ownership. Unexercised stock options are not considered in calculating the stock ownership requirement. The base salary percentages are set by the Committee annually and are set at levels consistent with the individual’s level of responsibility within the Company. If an MICP Participant meets or exceeds their stock ownership requirement, then they are eligible to receive 100% of their MICP bonus. If an MICP Participant does not meets their stock ownership requirement, then a maximum of one-third of their MICP bonus will be used to purchase common stock on the MICP Participant’s behalf.

Stock ownership requirements of the Named Executive Officers as of December 30, 2006 are as follows:

Named Executive Officer	Stock Ownership Requirement (multiple of base salary)	Stock Ownership Requirement (shares)	Actual Stock Ownership (shares)
Selim A. Bassoul	3 x base salary	22,070	347,481	(1)
Timothy J. FitzGerald	2 x base salary	4,777	70,246	(2)
Phil Dei Dolori	2 x base salary	5,486	32,687	(3)
Mark Sieron	2 x base salary	3,077	40,100	(4)
Nazih Ibrahim	2 x base salary	2,867	5,750	(5)

Footnotes:

(1)            Does not include 475,000 vested unexercised options.

(2)            Does not include 45,000 vested unexercised options.

(3)            Does not include 5,800 vested unexercised options.

(4)            Does not include 15,837 vested unexercised options.

(5)            Does not include 5,000 vested unexercised options.

Executive Officer Incentive Plan

The Executive Officer Incentive Plan (“EOIP”) is an annual cash-based incentive plan that operates with the purpose of reinforcing corporate, organizational and business-development goals; to promote the achievement of year-to-year financial and other core business objectives; and to reward the performance of the Company’s key employees in fulfilling their individual responsibilities. The EOIP provides an essential component of the total compensation package offered to Named Executive Officers. It reflects the importance placed by the Company on motivating employees to achieve superior results over a long term and paying employees based on that kind of achievement.

EOIP awards are granted to key employees (the “EOIP Participants”) of the Company who are selected by the Committee in its sole discretion. In determining the EOIP Participants to whom EOIP awards are granted, the Company considers key employees who exhibit extraordinary performance in achieving year-to-year financial goals and further exceed the core business objectives of the Company. For 2006, the CEO and CFO participated in the EOIP.

Performance periods for EOIP awards are as follows:

•       January 1, 2006 to December 31, 2006

•       January 1, 2007 to December 31, 2007

•       January 1, 2008 to December 31, 2008

•       January 1, 2009 to December 31, 2009

•       January 1, 2010 to December 31, 2010

At the beginning of each performance period the Committee will establish performance goals applicable to the EOIP award. Performance goals may include a threshold level of performance below which an EOIP bonus will not be earned, levels of performance at which a specified EOIP bonus will be earned, and a maximum level of performance beyond which no additional EOIP bonus will be earned. For 2006, the performance goals selected by the Committee related to earnings per share. The EOIP Participant could earn a target bonus amount in the event of an increase in EPS of 10% over the prior year’s result. The EOIP further provided incremental incentives for EPS targets between 10% and 16.5% over the prior year’s results. The Middleby Corporation attained an EPS of $5.13 per share for 2006, which far surpassed the maximum goal under the EOIP. As a result, each of Mr. Bassoul and Mr. FitzGerald earned the maximum bonus awarded under the EOIP of $1,342,258 and $223,719, respectively.

Payment of an EOIP award is made only if performance goals as specified by the Committee are attained and if the EOIP Participant is employed by the Company on the last day of the applicable performance period. In no event may an EOIP award for a performance period exceed $3.5 million per award. The Committee may, in its sole discretion, decrease the amount payable to an EOIP participant upon achievement of performance goals, but in no event may the Committee increase the EOIP amount otherwise payable to the EOIP participant.

Long Term Equity-Based Incentive Programs

The 1998 Stock Incentive Plan (“the “1998 Plan”) is an equity-based incentive plan that encourages Named Executive Officers and senior management of the Company and its subsidiaries to have common stock ownership in the Company and further aligns the interests of Named Executive Officers and senior management with those of stockholders. The Committee is authorized to make grants of stock options, stock appreciation rights, restricted stock or performance stock under the 1998 Plan.

Generally, the Committee determines the overall size of the long-term incentive award for each executive officer, including the CEO and CFO. The CEO will make recommendations to the Compensation Committee regarding award levels for executive officers other than the CFO.  However, the Committee may also make grants at varying times of the year, generally in connection with new employment arrangements or promotions, or based on the availability of shares under Company’s shareholder approved long-term equity compensation plans. The Committee has made such awards without regard to the release of the Company’s financial results for the year or the release of any other material non-public information. No equity-based awards were made to the Named Executive Officers during 2006.

No Backdating:   The Company does not backdate options or grant options retroactively. All grants to any Company employee are approved by the Committee and are presented to the full Board for final approval. The exercise price of an option is set at the fair market value of the underlying Common Stock, which is equal to the closing market price of such stock on the date of grant and this method has been consistently applied.

Pension Plans

Pursuant to his employment agreement, the CEO is entitled to a nonqualified defined benefit pension benefit as follows: Upon the CEO’s retirement on or after the date on which he attains the age of 55 (the “Age 55 Retirement Benefit”), but in no event prior thereto, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. If the CEO retires after the date on which he attains the age of 60 (the “Age 60 Retirement Benefit”), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the age 55 Retirement Benefit, payable for the remainder of his life. If the CEO retires after the date on which he attains the age of 65, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the age 60 Retirement Benefit, payable for the remainder of his life. The estimated monthly retirement benefit payable to the CEO is based on his compensation level as of December 30, 2006 would be $32,083 at the retirement age of 55, $40,104 at the retirement age of 60, and $48,125 at the retirement age of 65. The amount of the CEO’s nonqualified retirement benefit would be offset by the amount of the CEO’s accrued benefits under the tax-qualified plans maintained by the Company, other than any portion of such benefits that are attributable to the CEO’s own contributions to the qualified plans.

The CEO and his dependents are entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families for life, subject to any Medicare coverage being the primary coverage.

Perquisites

Named Executive Officers of the Company and senior executives of the Company are offered limited perquisites. In general, executives in sales oriented positions are offered an automobile expense reimbursement that varies by individual, but, in no event exceeds ten thousand dollars per fiscal year. The CEO is offered the use of a Company automobile, with the associated income taxes added to annual income, and is reimbursed for the cost of annual income tax planning services.

2007 Actions

On March 8, 2007, the Company made awards of restricted stock to each of the NEOs as follows: Mr. Bassoul, 69,500 shares, Mr. FitzGerald, 22,500 shares, Mr. Dei Dolori, 15,000, shares, Mr. Sieron, 10,000 shares and Mr. Ibrahim, 5,000 shares. Awards for Named Executive Officers other than Mr. Bassoul were made pursuant to the terms of the Company’s 1998 Stock Incentive Plan and will only become vested based on the achievement of specified significant increases in the market price of the common stock over a five-year period. Mr. Bassoul’s award was made pursuant to the terms of the Company’s 1998 Stock Incentive Plan and will only become vested based on the achievement of specified significant increases in the market price of the common stock over a seven-year period.

Accounting and Tax Implications of Executive Compensation

Current federal tax law imposes an annual individual limit of $1 million on the deductibility of the Company’s compensation payments to the CEO and its four most highly compensated other executive officers. Performance-based compensation that satisfies the conditions of Section 162(m) of the Code is excluded for purposes of this limitation. The 2006 awards made to the Chief Executive Officer and the other executive officers pursuant to the MICP, as well as the awards made pursuant to the EOIP to the CEO and CFO, were subject to, and made in accordance with, the Committee’s pre-established performance goals. The 2007 restricted stock grants described above were designed to comply with the requirements of Section 162(m) of the Code.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on the review and discussions, the Compensation Committee recommend to the Company’s Board of Directors that the CD&A be included in these proxy materials.

The Compensation Committee
Robert L. Yohe, Chairman,
Ryan Levenson, Gordon O’Brien and John R. Miller III

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities during the 2006 fiscal year received by the following persons collectively referred to as the Company’s “Named Executive Officers”: (i) the Chief Executive Officer of the Company, (ii) the Chief Financial Officer of the Company and (iii) the three most highly compensated executive officers of the Company (other than the Chief Executive Officer and the Chief Financial Officer).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and NonQualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)(10)
Selim A. Bassoul	2006	$770,000	—	$2,893,400	$419,432	$4,842,000		$977,581	(2)	$49,951	(3)	$9,952,364
Chairman of the Board, President and Chief Executive Officer
Timothy J. FitzGerald	2006	$250,000	—	$537,200	$15,010	$823,000	(4)			$5,986	(5)	$1,631,196
Vice President and Chief Financial Officer
Phil Dei Dolori	2006	$300,000	—	—	$110,535	$600,000	(9)			14,180	(6)	$1,024,715
Group President
Mark Sieron	2006	$161,035	—	—	$107,973	$313,621	(9)			15,957	(7)	$598,586
Division Vice President
Nazih Ibrahim	2006	$150,000	—	—	$19,105	$250,000	(9)			4,373	(8)	$423,478
Division President

NOTES:

1.                     Mr. Bassoul’s 2006 Non-Equity Incentive Plan Compensation consists of $3,500,000 paid under the Management Incentive Compensation Plan and $1,342,000 paid under the Executive Officer Incentive Plan. Details of both incentive plans are outlined in the Compensation Discussion and Analysis.

2.                     Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: Upon Mr. Bassoul’s retirement on or after the date on which he attains the age of 55 (the “Age 55 Retirement Benefit”), but in no event prior thereto, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. If Mr. Bassoul retires after the date on which he attains the age of 60 (the “Age 60 Retirement Benefit”), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the age 55 Retirement Benefit, payable for the remainder of his life. If Mr. Bassoul retires after the date on which he attains the age of 65, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the age 60 Retirement Benefit, payable for the remainder of his life. The present value of accumulated pension benefits assumes a retirement age of 55, an interest rate of 5.75%, retirement income of $1.65 million, and a length of pension payout of 30 years.

3.                     All Other Compensation amounts in 2006 for Mr. Bassoul include $25,000 in director’s fees for services to the Company and its subsidiaries, $17,907 for a Company provided automobile, $4,400 in Company 401k matching funds, $1,375 Company contribution to Health Savings account, and $1,269 in Company paid Life Insurance benefits. The incremental cost to the Company with respect to the Company-owned automobile provided to Mr. Bassoul is estimated to be less than the $17,907 included in the table representing the taxable income imputed to Mr. Bassoul for personal use of the automobile.

4.                     Mr. FitzGerald’s 2006 Non-Equity Incentive Plan Compensation consisted of $600,000 that was paid out of the Management Incentive Compensation Plan and $223,000 that was paid out of the Executive Officer Incentive Plan. Details of both incentive plans are outlined in the Compensation Discussion and Analysis.

5.                     All Other Compensation amounts in 2006 for Mr. FitzGerald include $4,400 in Company 401(k) matching funds, a $1,375 Company contribution to a Health Savings account, and $210 in Company paid Life Insurance benefits.

6.                     All Other Compensation amounts in 2006 for Mr. Dei Dolori include a $7,500 for a Company provided automobile allowance, $4,400 in Company 401k matching funds, a $1,375 Company contribution to a Health Savings account, and $905 in Company paid Life Insurance benefits.

7.                     All Other Compensation amounts in 2006 for Mr. Sieron include $9,600 Company provided automobile expense allowance, $4,400 in Company 401k matching funds, a $1,375 Company contribution to a Health Savings account, and $582 in Company paid Life Insurance benefits.

8.                     All Other Compensation amounts in 2006 for Mr. Ibrahim include $2,308 in Company 401(k) matching funds, a $1,375 Company contribution to a Health Savings account, and $690 in Company paid Life Insurance benefits.

9.                     Reporting person’s incentive plan compensation consists solely of Management Incentive Compensation Plan payments. The Management Incentive Compensation Plan is outlined in detail in the Compensation Discussion and Analysis section of this proxy.

10.                 The proportion of salary (non-performance based compensation) to total compensation for the Named Executive Officers is as follows: Mr. Bassoul, 7.8%, Mr. FitzGerald, 15.3%, Mr. Dei Dolori, 29.3%, Mr. Sieron, 26.9% and Mr. Ibrahim, 35.4%.

Employment Agreements

Selim A. Bassoul

The Company and MM entered into an employment agreement with Mr. Bassoul dated as of December 23, 2004. The agreement provides, among other things, for Mr. Bassoul to serve as

President, Chief Executive Officer, and Chairman of the Board of the Company and of MM for a term ending March 1, 2012. Under the agreement, Mr. Bassoul receives an annual base salary of $770,000.

The employment agreement further provides that Mr. Bassoul is eligible to participate in the Company’s Management Incentive Compensation Plan. Under the terms of such plan, if the Company attains certain pre-established performance goals, Mr. Bassoul shall be entitled to receive (i) a target bonus equal to 100% of his base salary as in effect at the beginning of the fiscal year to which the award relates and (ii) for each year, an additional performance bonus determined on a scale based on the amount by which the Company’s earnings before income taxes and depreciation and amortization (“EBITDA”) as determined under the plan exceeds the pre-established performance goal. The maximum annual bonus that Mr. Bassoul may be eligible to receive under the Management Incentive Compensation Plan is $3,500,000.

The employment agreement provides for an aggregate grant to Mr. Bassoul of 300,000 shares of restricted stock (the “Restricted Stock”) pursuant to the terms of the 1998 Stock Incentive Plan. The Restricted Stock was granted in three separate tranches as follows: (i) 100,000 shares of Restricted Stock were granted on December 23, 2004, (ii) 100,000 shares of Restricted Stock were granted on January 5, 2005, and (iii) 100,000 shares of Restricted Stock were granted on May 12, 2005. The Restricted Stock is non-transferable and shall be forfeitable subject to the following vesting conditions: 60,000 shares of the Restricted Stock vested on December 31, 2005; 60,000 shares of the Restricted Stock shall vest on December 31, 2006; 60,000 shares of the Restricted Stock shall vest on December 31, 2007; 60,000 shares of the Restricted Stock shall vest on December 31, 2008; and 60,000 shares of the Restricted Stock shall vest on December 31, 2009, in each case subject to the continued employment of Mr. Bassoul on such date. Mr. Bassoul is entitled to vote and receive declared dividends with respect to all shares of Restricted Stock shares granted to him, irrespective of whether they are vested or not. The restricted stock will immediately vest if: (a) Mr. Bassoul terminates his employment because of a material diminution in duties, (b) Mr. Bassoul’s employment is terminated other than for cause (as defined in the employment agreement), or (b) Mr. Bassoul terminates his employment within six months following a “change in control” of the Company, as defined in the employment agreement.

The terms of the employment agreement relating to the termination of Mr. Bassoul’s employment are discussed below, under the heading “Potential Payments Upon Termination or Change in Control.”

Mr. Bassoul’s employment agreement also provides for a Company-provided automobile and a nonqualified retirement benefit, which is described in the “Pension Plans” section of this Proxy Statement.

Timothy J. FitzGerald

The Company and MM entered into an employment agreement with Timothy J. FitzGerald, the Company’s Vice President and Chief Financial Officer, which superseded both a severance agreement dated March 1, 2004 and a retention agreement dated July 22, 2004. The employment agreement has a five-year term and will continue until March 1, 2010, unless Mr. FitzGerald’s employment is earlier terminated under the terms of the employment agreement. Under his employment agreement, Mr. FitzGerald is entitled to receive an annual base salary of $250,000 and is eligible to earn an annual incentive bonus under the Company’s Management Incentive Compensation Plan. Pursuant to the Management Incentive Compensation Plan, the performance bonus for Mr. FitzGerald will be paid determined on a scale based on the amount by which the Company’s EBITDA (as determined under the plan) exceeds the pre-established performance goal for Mr. FitzGerald for the applicable year. The maximum annual bonus that Mr. FitzGerald may be eligible to receive under the Management Incentive Compensation Plan is $600,000. The Company also granted Mr. FitzGerald an aggregate of 50,000 shares of restricted stock of the Company pursuant to the terms and conditions set forth in a restricted stock agreement further described below. The restricted shares granted to Mr. FitzGerald vest ratably over a five year period, commencing on December 31, 2005 and will become fully vested on December 31, 2009, generally, as long as Mr. FitzGerald remains employed by the Company on each applicable vesting date. The restricted stock will immediately vest if: (a) Mr. FitzGerald’s employment is terminated other than for cause (as defined in the employment agreement), or (b) Mr. FitzGerald terminates his employment within six months following a change in control of the Company, as defined in the employment agreement.

The terms of the employment agreement relating to the termination of Mr. FitzGerald’s employment are discussed below, under the heading “Potential Payments Upon Termination or Change in Control.”

Grants of Plan-Based Awards

The Company did not grant any stock options, restricted stock or stock appreciation rights to any officer of the Company during the fiscal year ended December 30, 2006, including to the Named Executive Officers.

Grants of Plan-Based Awards in Fiscal Year 2006

		Estimated Future Payouts Under Non-Equity Incentive Plans(1)				Estimated Future Payouts under Equity Incentive Plans
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or base Price of Option Awards ($/Sh)
Selim A. Bassoul	(2)	$770,000	$770,000	$3,500,000	—	—	—	—	—	—
	(3)	$1,006,694	$1,006,694	$1,342,258
Timothy J. FitzGerald	(2)	$200,000	$200,000	$600,000	—	—	—	—	—	—
	(3)	$167,783	$167,783	$223,710
Philip Dei Dolori	(2)	$320,000	$320,000	$600,000	—	—	—	—	—	—
Mark Sieron	(2)	$96,621	$96,621	$313,621	—	—	—	—	—	—
Nazih Ibrahim	(2)	$75,000	$75,000	$250,000	—	—	—	—	—	—

(1)                These columns represent annual cash award opportunities under the Management Incentive Compensation Plan and/or the Executive Officer Incentive Plan. The actual payouts under the plans for 2006 performance were determined on March 6, 2007, and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)                Pursuant to the officer’s Management Incentive Compensation Plan guidelines.

(3)                Pursuant to the officer’s Executive Officer Incentive Plan guidelines.

Outstanding Equity Awards at 2006 Fiscal Year End

The following table sets forth certain information concerning outstanding stock options and stock awards under the 1998 Stock Incentive Plan during the fiscal year ended December 30, 2006 held by each of the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End

Option Awards									Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Selim A. Bassoul	120,000	(1)	40,000		—		$5.90	02/26/2012	180,000	(6)	$18,840,600	—	—
	30,000	(2)	20,000		—		$10.51	03/05/2013	—		—	—	—
	50,000	(3)	—		—		$18.47	10/23/2013	—		—	—	—
	125,000	(4)	—		—		$18.47	10/23/2013	—		—	—	—
	100,000	(5)	—		—		18.47	10/23/2013	—		—	—	—
Timothy J. FitzGerald	4,000	(7)	2,000		—		$5.90	02/26/2012	30,000	(10)	$3,140,100	—	—
	3,000	(8)	2,000		—		$10.51	03/05/2013	—		—	—	—
	35,000	(9)	—		—		$18.47	10/23/2013	—		—	—	—
Phil Dei Dolori	—		2,000	(11)	—		$5.90	02/26/2012	—		—	—	—
	—		2,000	(12)	—		$10.51	03/05/2013	—		—	—	—
	5,000	(13)	—		—		$18.47	10/23/2013	—		—	—	—
	6,250	(14)	—		18,750		$53.93	02/28/2015	—		—	—	—
Mark Sieron	—		2,000	(15)			$5.90	02/26/2012	—		—	—	—
	—		1,200	(16)			$10.51	03/05/2013	—		—	—	—
	377	(17)	—				$18.47	10/23/2013	—		—	—	—
	6,250	(18)	—		18,750	(18)	$53.93	02/28/2015	—		—	—	—
Nazih Ibrahim	2,500	(19)	—				$18.47	10/23/2013	—		—	—	—
	1,250	(20)	—		3,750	(20)	$53.93	02/28/2015	—		—	—	—

NOTES:

1.                     Mr. Bassoul was granted options to purchase 200,000 shares of Common Stock on February 26, 2002. The option grant vests in 20% increments over a five year period. The strike price of the option grant is $5.90, the closing price of the Common Stock on the date of grant.

2.                     Mr. Bassoul was granted options to purchase 50,000 shares of Common Stock on March 5, 2003. The option grant vests in 20% increments over a five year period. The strike price of the option grant is $10.51, the closing price of the Common Stock on the date of grant.

3.                     Mr. Bassoul was granted options to purchase 50,000 shares of Common Stock on October 23, 2003. The option grant was 100% vested on the date of grant. The strike price of the option grant is $18.47, the closing price of the Common Stock on the date of grant.

4.                     Mr. Bassoul was granted options to purchase 125,000 shares of Common Stock on October 23, 2003. The option grant was 100% vested on the date of grant. The strike price of the option grant is $18.47, the closing price of the Common Stock on the date of grant.

5.                     Mr. Bassoul was granted options to purchase 100,000 shares of Common Stock on March 5, 2003. The option grant vests in 20% increments upon the earlier of the date that that the market price of the Common Stock surpasses $36, $37, $38, $39, and $40, or October 23, 2008. Consistent with vesting parameters, this option grant was fully vested in the fourth quarter of 2004. The strike price of the option grant is $5.90, the closing price of the Common Stock on the date of grant.

6.                     On January 5, 2005 Mr. Bassoul was awarded 100,000 shares of restricted stock. Of this amount 20,000 shares vested on December 31, 2006; if Mr. Bassoul remains employed with the Company on the respective vesting dates, the restricted stock will vest as follows: 60,000 shares on December 31, 2007 and the remaining 20,000 shares will vest on December 31, 2008. On May 12, 2005, Mr. Bassoul was awarded 100,000 shares of restricted stock. If Mr. Bassoul remains employed by the Company on the respective vesting dates, the restricted stock will vest as follows: 40,000 shares on December 31, 2008 and the remaining 60,000 shares will vest on December 31, 2009. Dividends on all restricted stock (to the extent declared by the Company) will be payable to Mr. Bassoul in cash at the same rate as to other stockholders.

At December 30, 2006, Mr. Bassoul held 180,000 shares of unvested restricted stock valued at $18,840,600 based on the year end closing price of the Common Stock of $104.67.

7.                     Mr. FitzGerald was granted options to purchase 10,000 shares of Common Stock on February 26, 2002. The option grant vests in 20% increments over a five year period. The option exercise price is equal to $5.90, the closing price of the Common Stock on the date of grant.

8.                     Mr. FitzGerald was granted options to purchase 5,000 shares of Common Stock on March 5, 2003. The option grant vests in 20% increments over a five year period. The option exercise price is equal to $10.51, the closing price of the Common Stock on the date of grant.

9.                     Mr. FitzGerald was granted options to purchase 35,000 shares of Common Stock on October 23, 2003. The option grant was 100% vested on the date of grant. The option exercise price is equal to $18.47, the closing price of the Common Stock on the date of grant.

10.                 On March 7, 2005 Mr. FitzGerald was awarded 50,000 shares of restricted stock. If Mr. FitzGerald remains employed by the Company on the respective vesting dates, the restricted stock grant will vest in 20% on December 31 of each year, commencing on December 31, 2005. Dividends on all restricted stock (to the extent declared by the Company) will be payable to Mr. FitzGerald in cash at the same rate as to other stockholders.

At December 30, 2006, Mr. FitzGerald held 30,000 shares of unvested restricted stock valued at $3,140,100 based on the Company’s common stock year end closing price of $104.67.

11.                 Mr. Dei Dolori was granted options to purchase 10,000 shares of Common Stock on February 26, 2002. The option grant vests in 20% increments over a five year period. The option exercise price is equal to $5.90, the closing price of the Common Stock on the date of grant.

12.                 Mr. Dei Dolori was granted options to purchase 5,000 shares of Common Stock on March 5, 2003. The option grant vests in 20% increments over a five year period. The option exercise price is equal to $10.51, the closing price of the Common Stock on the date of grant.

13.                 Mr. Dei Dolori was granted options to purchase 30,000 shares of Common Stock on October 23, 2003. The option grant was 100% vested on the date of grant. The option exercise price is equal to $18.47, the closing price of the Common Stock on the date of grant.

14.                 Mr. Dei Dolori was granted options to purchase 25,000 shares of Common Stock on February 28, 2005. The option vesting parameters are as follows: 25% vests if the closing price of the Common Stock averages $62 per share or higher for any consecutive period of 45 business days between February 28, 2005 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $74 per share or higher for any consecutive period of 45 business days between February 28, 2006 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $89 per share or higher for any consecutive period of 45 business days between February 28, 2007 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $107 per share or higher for any consecutive period of 45 business days between February 28, 2008 and February 28, 2009. If the options fail to vest before February 28, 2009 in accordance with the preceding criteria, such options will be deemed expired. The option exercise price is equal to $53.93, the closing price of the Common Stock on the date of grant.

15.                 Mr. Sieron was granted options to purchase 10,000 shares of Common Stock on February 26, 2002. The option grant vests in 20% increments over a five year period. The option exercise price is equal to $5.90, the closing price of the Common Stock on the date of grant.

16.                 Mr. Sieron was granted options to purchase 3,000 shares of Common Stock on March 5, 2003. The option grant vests in 20% increments over a five year period. The option exercise price is equal to $10.51, the closing price of the Common Stock on the date of grant.

17.                 Mr. Sieron was granted options to purchase 5,000 shares of Common Stock on October 23, 2003. The option grant was 100% vested on the date of grant. The option exercise price is equal to $18.47, the closing price of the Common Stock on the date of grant.

18.                 Mr. Sieron was granted options to purchase 25,000 shares of Common Stock on February 28, 2005. Option vesting parameters are as follows: 25% vests if the closing price of the Common Stock averages $62 per share or higher for any consecutive period of 45 business days between February 28, 2005 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $74 per share or higher for any consecutive period of 45 business days between February 28, 2006 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $89 per share or higher for any consecutive period of 45 business days between February 28, 2007 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $107 per share or higher for any consecutive period of 45 business days between February 28, 2008 and February 28, 2009. If the options fail to vest before February 28, 2009 in accordance with the preceding criteria, such options will be deemed expired. The option exercise price is equal to $53.93, the closing price of the Common Stock on the date of grant.

19.                 Mr. Ibrahim was granted options to purchase 5,000 shares of Common Stock on October 23, 2003. The option grant was 100% vested on the date of grant. The option exercise price is equal to $18.47, the closing price of the Common Stock on the date of grant.

20.                 Mr. Ibrahim was granted options to purchase 5,000 shares of Common Stock on February 28, 2005. Option vesting parameters are as follows: 25% vests if the closing price of the Common Stock averages $62 per share or higher for any consecutive period of 45 business days between February 28, 2005 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $74 per share or higher for any consecutive period of 45 business days between February 28, 2006 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $89 per share or higher for any consecutive period of 45 business days between February 28, 2007 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $107 per share or higher for any consecutive period of 45 business days between February 28, 2008 and February 28, 2009. If the options fail to vest before February 28, 2009 in accordance with the preceding criteria, such options will be deemed expired. The option exercise price is equal to $53.93, the closing price of the Common Stock on the date of grant.

Option Exercises and Stock Vested for the Fiscal Year Ended December 30, 2006

The following table sets forth the aggregate amounts received or realized in connection with the exercise of stock options and vesting of stock awards under the 1998 Stock Incentive Plan during the fiscal year ended December 30, 2006 by each of the Named Executive Officers. Options awarded under the plan become exercisable in accordance with the terms of the grant and generally have a ten year term.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Selim A. Bassoul	—		—	60,000	(1)	$6,280,200
Timothy J. FitzGerald	4,000	(2)	$284,840	10,000	(3)	$1,046,700
Mark Sieron	12,423	(4)	$1,133,653	—		—
Phil Dei Dolori	21,225	(5)	$1,337,179	—		—
Nazih Ibrahim	—		—	—		—

(1)            On December 23, 2004, Mr. Bassoul was awarded 100,000 shares of restricted stock. Of this amount, 60,000 shares vested on December 31, 2005 and the remaining 40,000 shares vested on December 31, 2006. On January 5, 2005 Mr. Bassoul was awarded 100,000 shares of restricted stock. Of this amount 20,000 shares vested on December 31, 2006.

(2)            Exercised option details for Mr. FitzGerald are as follows: exercise of 4,000 shares on September 7, 2006 comprising part of a total grant of 10,000 shares granted on February 26, 2002 at a strike price of $5.90.

(3)            On March 7, 2005 Mr. FitzGerald was awarded 50,000 shares of restricted stock. If Mr. FitzGerald remains employed by the Company on the respective vesting dates, the restricted stock grant will vest in 20% on December 31 of each year, commencing on December 31, 2005. Dividends on all restricted stock (to the extent declared by the Company) will be payable to Mr. FitzGerald in cash.

(4)            Exercised option details for Mr. Sieron are as follows: (i) exercise of 6,000 shares on December 4, 2006 part of a total grant of 10,000 shares granted on February 26, 2002 at a strike price of $5.90, (ii) exercise of 1,800 shares on December 4, 2006 part of a total grant of 3,000 shares granted on February 26, 2002 at a strike price of $10.51, and (iii) exercise of 4,623 shares on December 4, 2006 part of a total grant of 5,000 shares granted on October 23, 2003 at a strike price of $18.47.

(5)            Exercised option details for Mr. Dei Dolori are as follows: (i) exercise of 1,000 shares on March 6, 2006 part of a total grant of 5,000 shares granted on February 26, 2002 at a strike price of $10.51, and (ii) exercise of 20,225 shares on August 18, 2006 part of a total grant of 30,000 shares granted on October 23, 2003 at a strike price of $18.47.

Pension Benefits at 2006 Fiscal Year End

Pursuant to his employment agreement, Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: Upon Mr. Bassoul’s retirement on or after the date on which he attains the age of 55 (the “Age 55 Retirement Benefit”), but in no event prior thereto, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. If Mr. Bassoul retires after the date on which he attains the age of 60 (the “Age 60 Retirement Benefit”), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the age 55 Retirement Benefit, payable for the remainder of his life. If Mr. Bassoul retires after the date on which he attains the age of 65, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the age 60 Retirement Benefit, payable for the remainder of his life. The estimated monthly retirement benefit payable to Mr. Bassoul based on his compensation level as of December 30, 2006 would be $32,083 at the retirement age of 55, $40,104 at the retirement age of 60, and $48,125 at the retirement age of 65. The amount of Mr. Bassoul’s nonqualified retirement benefit would be offset by the amount of Mr. Bassoul’s accrued benefits under the tax-qualified plans maintained by the Company, other than any portion of such benefits that are attributable to Mr. Bassoul’s own contributions to the qualified plans.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Selim A. Bassoul	Chairman Retirement Plan(1)	4	$1,854,335	(1)	$—
Selim A. Bassoul	Chairman Retirement Medical Plan(2)	5	$178,266	(3)	$—

(1)            The present value of accumulated pension benefits assumes a retirement age of 55, an interest rate of 5.75%, retirement income of $1.65 million, and a length of pension payout of 30 years.

(2)            Mr. Bassoul and his dependents are entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families for life, subject to any Medicare coverage being the primary coverage.

(3)            The present value of accumulated medical pension benefits due to Mr. Bassoul assumes a retirement age of 55, an interest rate of 5.75%, and a length of benefit period of 30 years.

Potential Payments Upon Termination or Change in Control

Under Employment Agreements

Selim Bassoul

During the term of Mr. Bassoul’s employment agreement with the Company (see above “Employment Agreements”), the parties have the right to terminate the agreement at any time and, in the case of any termination, Mr. Bassoul will be paid all compensation accrued to date, including, in the event that the termination is by the Company and MM for reasons other than cause, a pro rata share of incentive compensation under the Management Incentive Compensation Plan that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year, such pro rata share to be paid following the conclusion of the fiscal year for which payable. Under the employment agreement, if the Company terminates Mr. Bassoul’s employment without cause, Mr. Bassoul terminates his employment due to a material diminution of his duties or a change in his title, or Mr. Bassoul terminates his employment within the six-month period following a change in control, Mr. Bassoul will be entitled to an amount equal to three times the sum of his annual base salary and the greater of (x) the amount of incentive compensation earned under the Management Incentive Compensation Plan with respect to the full calendar year immediately prior to the date of termination and (y) the average incentive compensation paid to Mr. Bassoul under the Management Incentive Compensation Plan for each of the three calendar years immediately prior to the date of termination. Further, the employment agreement provides that if Mr. Bassoul’s employment agreement is terminated by either party, for reasons other than cause, Mr. Bassoul and his dependents are entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families until the later of the death of Mr. Bassoul or his spouse, subject to any Medicare coverage being the primary coverage. The agreement also provides Mr. Bassoul with certain additional payments intended to reimburse him for the excise tax payable should any payments made to him in the event of a change in control be subject to the excise tax imposed on “excess parachute payments” under section 4999 of the Code, and to reimburse him for the income, excise and employment taxes on the reimbursement payment.

Timothy J. FitzGerald

During the term of Mr. FitzGerald’s employment agreement (see above “Employment Agreements”), Mr. FitzGerald’s employment may be terminated by the Employer (defined as the Company and MM) or by Mr. FitzGerald at any time, or by the death of Mr. FitzGerald. The employment agreement provides Mr. FitzGerald with the following severance benefits. If the Employer terminates Mr. FitzGerald’s employment without “cause” (as defined in the employment agreement), or if Mr. FitzGerald terminates his employment within six months following a change in control of the Company, Mr. FitzGerald will be entitled to a lump sum payment equal to two times the sum of: (a) Mr. FitzGerald’s annual base salary for the full calendar year immediately prior to the date of termination, and (b) the greater of (i) the amount of his annual bonus paid under the Company’s Management Incentive Compensation Plan with respect to the full calendar year immediately prior to the year of termination and (ii) the average of Mr. FitzGerald’s annual bonuses paid under the Management Incentive Compensation Plan for each of the two calendar years immediately prior to the year of termination. Mr. FitzGerald will also be entitled to an additional payment (referred to as a “gross-up” payment) to cover the amount of any excise tax, including income taxes and excise taxes incurred with respect to the gross-up payment, in the event that any amount payable to him in connection with a change in control of the Company results in the excise tax imposed on “excess parachute payments” under the Code.

Other Named Executive Officers

The Named Executive Officers other than our CEO and CFO do not have any employment or severance agreements with the Company. In the event of termination (including in connection with a change in control), payment of severance and a prorated MICP bonus may be approved by the Compensation Committee in their discretion. Stock option grants would vest in accordance with grant provisions.

Under Equity Incentive Plans

Outstanding stock options held by the Named Executive Officers become fully vested upon a change in control of the Company. Pursuant to the terms of their respective employment agreements described above, the restricted stock held by Messrs. Bassoul and FitzGerald becomes vested upon certain terminations of employment, as shown in the tables below.

Upon termination of employment for reasons other than disability or death, each of the Named Executive Officers would be entitled to exercise then-vested stock options for a period of three months days following such termination of employment. In the event of the disability or death of the Named Executive Officer, the executive or his estate or beneficiary, as the case may be, would be entitled to exercise then-vested stock options for a period of one year following such termination.

Quantification

The tables below illustrates the potential payouts to each Named Executive Officer under each of the various separation situations discussed above. The tables assume that the terminations took place on December 30, 2006, the last day of our fiscal year.

Termination without cause:

	Cash Severance	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Options
Selim A. Bassoul	$12,810,000	$18,840,600	—
Timothy J. FitzGerald	$1,700,000	$3,140,000	—
Phil Dei Dolori	—	—	—
Mark Sieron	—	—	—
Nazih Ibrahim	—	—	—

Employee terminates due to material diminution in duties:

	Cash Severance	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Options
Selim A. Bassoul	$12,810,000	$18,840,600	—
Timothy J. FitzGerald	—	—	—
Phil Dei Dolori	—	—	—
Mark Sieron	—	—	—
Nazih Ibrahim	—	—	—

Termination of employment within 6 months of change in control:

	Cash Severance	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Options	Excise Tax Gross-up
Selim A. Bassoul	$12,810,000	$18,840,600	$5,043,840	$
Timothy J. FitzGerald	$1,700,000	$3,140,000	$306,840	$
Phil Dei Dolori	—	—	$1,103,695	—
Mark Sieron	—	—	$1,216,723	—
Nazih Ibrahim	—	—	$190,275	—

Directors’ Compensation

The following table sets forth information concerning the annual and long-term compensation for services to the Company performed by the Board of Directors who were not employees of the Company during the 2006 fiscal year.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation ($)	Total ($)
Robert B. Lamb Audit Committee Member	$35,000	(1)	—	(4)	—	$0	(5)	—	$35,000
Ryan Levenson Audit and Compensation Committee Member	$22,000	(1)(2)	—	(4)	—	$0	(5)	—	$22,000
John R. Miller III Compensation Committee Member	$34,000	(1)	—	(4)	—	$18,742	(5)	—	$52,742
Gordon O’Brien Compensation Committee member	$34,000	(1)(3)	—	(4)	—	$0	(5)	—	$34,000
Philip G. Putnam Audit Committee Chairman	$39,000	(1)	—	(4)	—	$21,865	(5)	—	$60,865
Sabin C. Streeter Audit Committee Member	$35,500	(1)	—	(4)	—	$20,068	(5)	—	$55,568
Robert L. Yohe Compensation Committee Chairman and Lead Independent Director	$43,000	(1)	—	(4)	—	$44,214	(5)	—	$87,214

(1)                Each director of the Company receives an annual retainer of $30,000, and each director who is not an officer of the Company receives an additional retainer of $1,000 for each meeting of the Board of Directors or committee thereof that he attends and $500 for each telephonic meeting that he participates in. Each director who serves as a committee chair receives an additional annual retainer of $5,000, and the lead independent director receives an additional annual retainer of $5,000.

(2)                Mr. Levenson was elected to the Company’s Board of Directors on May 11, 2006.

(3)                Board of Directors fees for Mr. O’Brien’s services are paid directly to his employer, American Capital Strategies.

(4)                On May 15, 2006 the company granted 500 options to each non-employee member of the Board. A total of 3,500 options were issued in total under this grant. The 2006 award value for each individual grant under SFAS 123R determined at the time of issuance was $18,049. On March 7, 2007 the company determined that these options were inadvertently issued under the 1998 Stock Incentive Plan, which did not provide for option grants to non-employee directors. On March 8, 2007 the Company rescinded all 500 options granted to each member.

(5)                The Company maintains an unfunded retirement plan for non-employee directors. The plan provides for an annual benefit upon a change in control or retirement from the Board of Directors at age 70, equal to 100% of the director’s last annual fee (excluding meeting fees), payable on a quarterly basis for a number of years equal to the director’s years of service, up to a maximum of 10 years. In November, 2006, the Board of Directors approved the termination of The Middleby Corporation Board of Directors pension plan (“Plan”). All current Directors with more than 10 years of service to the Company will remain in the Plan and will be allowed to continue to have benefits vest and accrue in the Plan until they meet the Plan retirement age of 70, at which point their respective Plan distributions will begin. Any future Board members will not be eligible for the Plan. The Director’s retirement plan obligation is calculated using an interest rate of 5/75% for a director retiring at age 70, and a benefit payout term of 10 years.

The number of stock options and stock awards outstanding as of December 30, 2006 for each non-employee member of the Board of Directors are as follows:

Director	Options	Restricted Shares
Robert B. Lamb	—	—
Ryan Levenson	—	—
John R. Miller III	—	—
Gordon O’Brien	—	—
Philip G. Putnam	—	—
Sabin C. Streeter	3,000	—
Robert L. Yohe	—	—

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and such individuals’ transactions with the Company is based upon information received from each individual as of March 22, 2007.

The following table sets forth certain information with respect to the beneficial ownership of shares of the Common Stock, as of March 22, 2007, by each person known by the Company to be the beneficial owner of more than five percent of Common Stock, each director and each nominee for director of the Company, each Named Executive Officer of the Company and all current directors and executive officers of the Company as a group. Unless otherwise indicated below, the address for each person listed below is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Directors, Director Nominees, and Executive Officers:
Selim A. Bassoul	845,481	(1)	10.6%
Timothy J. FitzGerald	119,946	(2)	1.5%
Phil Dei Dolori	38,487	(3)	*
Robert L. Yohe	20,000		*
Mark Sieron	55,937	(4)	*
Sabin C. Streeter	19,800	(6)	*
John R. Miller III	20,000		*
Philip G. Putnam	6,000		*
Nazih Ibrahim	10,750	(5)	*
Gordon O’Brien	3,050		*
Robert B. Lamb	—		*
Ryan Levenson	2,500		*
All directors and executive officers of the Company (13 individuals)	1,156,951	(1)–(6)	14.5%
Other 5% Holders:
Morgan Stanley(7)	602,987		7.8%

*                    Indicates beneficial ownership of less than 1%.

(1)            Mr. Bassoul is the Chairman, Chief Executive Officer and President of the Company. His holdings include 475,000 shares of Common Stock subject to options exercisable within 60 days, 180,000 shares of restricted Common Stock, 69,500 shares of restricted Common Stock granted on March 8, 2007 and 23,000 shares held by Mr. Bassoul’s spouse as trustee.

(2)            Mr. FitzGerald is Vice President and Chief Financial Officer of the Company. His holdings include 45,000 shares of Common Stock subject to options exercisable within 60 days, 30,000 shares of restricted Common Stock, 22,500 shares of restricted Common Stock granted on March 8, 2007, and 4,700 shares held by Mr. FitzGerald’s spouse and children.

(3)            Mr. Dei Dolori is a Group President. His holdings include 5,800 shares of Common Stock subject to options exercisable within 60 days and 15,000 shares of restricted Common Stock granted on March 8, 2007.

(4)            Mr. Sieron is a division Vice President. His holdings include 15,837 shares of Common Stock subject to options exercisable within 60 days and 10,000 shares of restricted Common Stock granted on March 8, 2007.

(5)            Mr. Ibrahim is a division President. His holdings include 5,000 shares of Common Stock subject to options exercisable within 60 days and 5,000 shares of restricted Common Stock granted on March 8, 2007.

(6)            Includes 3,000 shares of common stock, granted in March 2003, subject to options exercisable within 60 days.

(7)            Morgan Stanley share holdings and percentage ownership information presented in the above table was obtained from a Schedule 13G filing dated February 15, 2007. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company’s directors and executive officers and any person that beneficially owns more than ten percent of the Company’s Common Stock are required to report their beneficial ownership and any changes in that ownership to the SEC and the Nasdaq. These reports are required to be submitted by specified deadlines, and the Company is required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of its Common Stock to file such reports on a timely basis during the Company’s most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years. Based solely on a review of the copies of reports furnished to the Company during and with respect to the year ended December 30, 2006 and written representations from certain of the Company’s directors and executive officers, the Company does not know of any failure by its executive officers, directors and beneficial owners of more than ten percent of its Common Stock to file on a timely basis any reports required by Section 16(a) for the year ended December 30, 2006 and, to the extent applicable for purposes of this disclosure, prior fiscal years.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter, approved by the Board of Directors on March 4, 2003 and modified as of February 25, 2004, a copy of which is attached to this proxy statement for the 2007 Annual Meeting of Stockholders of the Company.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 30, 2006.

The Audit committee discussed with the independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Securities and Exchange Commission and the PCAOB with Audit Committees, and have discussed with the auditors the auditors’ independence.

The Audit Committee has reviewed and discussed with management the status of Sarbanes-Oxley compliance objectives as of December 30, 2006.

Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 30, 2006 be included in the Company’s annual report on Form 10-K for the fiscal year ended December 30, 2006.

The Middleby Corporation Audit Committee
Philip G. Putnam, Chairman,
Sabin C. Streeter, Robert Lamb, Ryan Levenson

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 30, 2006, the Compensation Committee consisted of Messrs. Yohe, O’Brien, Miller, and Levenson, all of whom were “independent directors” of the Company and were not officers of the Company. During the fiscal year ended December 30, 2006, Selim A. Bassoul, Chairman, President and Chief Executive Officer of the Company, participated with the full Board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Mr. Bassoul were made by the Compensation Committee to the Board of Directors. During 2006, no member of the Compensation Committee was, or formerly was, an officer or employee of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K, promulgated under the Securities and Exchange Act of 1934, as amended.

The Middleby Corporation Code of Ethics

The Company has adopted a code of ethics that applies to all directors, executive officers, officers and employees of the Company. The Company has made the Code of Ethics available on its website at www.middleby.com.

Audit Firm Fee Summary

During fiscal years 2006 and 2005 the Company retained its principal auditor, Deloitte & Touche LLP, to provide services in the following categories and amounts:

	2006	2005
Audit Fees—Fees for the annual financial statement and internal control audits, reviews of the Company’s quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings	$625,000	$736,000
Audit Related Fees—Fees for the assurance and related services that are associated with the performance of the audit or interim financial statement review and are not reported under audit fees	$—	$87,000
Tax Fees—Fees for tax compliance, assistance with tax audits, tax advice, and tax planning	$263,700	$415,390
All Other Fees—Fees for internal controls consultation services and compensation consulting	$0	$0

All of the services described in Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining the independence of Deloitte & Touche LLP as the Company’s public accountants.

The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit and permitted non-audit services to be performed by the independent auditors (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) shall consider whether the auditor’s performance of such services in compatible with independence.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP served as independent public accountants for the Company for the fiscal year ended December 30, 2006. The Audit Committee has selected Deloitte & Touche LLP to continue to provide audit services for the current fiscal year ending December 29, 2007. Accordingly, the Board recommends that stockholders ratify the selection of Deloitte & Touche LLP to audit the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, to make a statement if they desire to do so, and to be available to respond to appropriate questions.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO
THE RESTATED CERTIFICATE OF INCORPORATION

The Board has determined that it is in the Company’s best interest and in the best interest of the Company’s stockholders to amend the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the total number of authorized shares of Common Stock from 20,000,000 shares to 47,500,000 shares. The Board unanimously approved the proposed amendment to the Certificate of Incorporation, in substantially the form attached hereto as Appendix B (the “Amendment”), declared it to be advisable and hereby seeks the approval of the Amendment by the Company’s stockholders.

If the Amendment is approved by the Company’s stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Meeting.

Purpose of the Amendment

The purpose of the Amendment is to increase the total number of authorized shares of Common Stock from 20,000,000 shares to 47,500,000 shares. The additional authorized shares could be used by the Company for business and financial purposes as determined by the Board from time to time to be necessary or desirable. Subject to favorable market conditions and approval of the Amendment, the Company currently plans to use a number of the additional shares of Common Stock to effect a stock split, in the form of a stock dividend payable on all outstanding shares of Common Stock. The Board anticipates approving a two-for-one stock split in the future, but the final decision on when or whether to implement a stock split and the magnitude of the stock split will be based on market conditions and remain in the Board’s sole discretion. The proposed increase in the number of authorized shares of Common Stock is necessary because, after accounting for a potential two-for-one stock split, the Board believes the remaining number of authorized shares of Common Stock that would not be reserved or outstanding would not be sufficient to provide the Company with the flexibility to meet future business needs as they arise, such as additional stock offerings, acquisitions, stock splits, stock dividends and issuances of shares under compensation plans. Stockholder approval of a stock split effected in the form of a stock dividend is not required under Delaware law, is not being solicited by this Proxy Statement and will not be solicited in the future in order to effect a potential stock split.

The objective of a stock split would be to lower the market price of the Common Stock in inverse proportion to the stock split. Such lower price would be expected to increase the liquidity and broaden the marketability of the Common Stock to a larger group of investors. The Board may decide, however, in the best interests of the Company and due to market conditions or otherwise, not to effect a stock split. Therefore, no assurances can be given that the Board will effect a stock split, even if the Amendment is approved.

If a stock split is effected, each stockholder would receive, for each share of Common Stock held by such stockholder on the record date for the stock split that would be established by the Board, a dividend of the Common Stock. For example, if the Board declares a two-for-one stock split, each stockholder would receive one additional share of Common Stock for each share held. In addition, the Company’s outstanding stock options, stock purchase rights and warrants, if any, would be proportionately adjusted such that the number of shares underlying the Company’s outstanding stock options, stock purchase rights and warrants would be increased (for example, doubled in a two-for-one stock split) and the exercise price would be reduced (for example, halved in a two-for-one stock split). In the event of a stock split, the Company will apply for listing of the additional shares of Common Stock to be issued on the NASDAQ National Market.

As of the Record Date, there were 7,970,623 shares of Common Stock outstanding and held by the Company’s stockholders (exclusive of 3,855,044 shares of Common Stock held in treasury). In addition to these shares, as of the Record Date, there were 1,840 shares of Common Stock reserved for issuance under the Company’s equity compensation plans.

Other possible business and financial uses for the additional shares of Common Stock include, without limitation, future stock splits, raising capital through the sale of Common Stock, acquiring other companies, businesses or products in exchange for shares of Common Stock, attracting and retaining employees by the issuance of additional securities under the Company’s various equity compensation plans, and other transactions and corporate purposes that the Board deems are in the Company’s best interest. The additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules of the NASDAQ National Market. Other than a possible stock split and issuances pursuant to employee benefit plans, as of the date of this Proxy Statement the Company has no current plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, the Company reviews and evaluates potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and its stockholders.

Possible Effects of the Amendment

Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of Common Stock. Adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. A potential stock split, should it be effected, would reduce the Company’s earnings per share but would not affect voting rights of current stockholders, as each stockholder would continue to hold the same percentage interest in the Company. However, to the extent that the additional authorized shares of Common Stock are issued in the future outside of a potential stock split, they may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership thereof.

The Company has not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of the Company (nor is the Board currently aware of any such attempt directed at us), stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The Company could also use the additional shares of Common Stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the Company’s outstanding shares of Common Stock is required for the approval of this proposal. Both abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 4—APPROVAL OF THE
MIDDELBY CORPORATION 2007 STOCK INCENTIVE PLAN

The Middleby Corporation 2007 Stock Incentive Plan enables the board of directors (the “Board”) to make discretionary grants of stock options, stock appreciation rights, restricted stock and performance-based stock to selected employees of the Company and its subsidiaries and non-employee directors. The Board believes that encouraging the employees of the Company and its subsidiaries to own Common Stock benefits the Company and its stockholders. The purpose of the 2007 Stock Incentive Plan is to assist the Company in attracting and retaining employees and non-

employee directors with experience and/or ability on a basis competitive with industry practices and to provide long-term incentive rewards to selected employees and non-employee directors intended to align the interests of such individuals with those of our stockholders.

To comply with Section 162(m) of the Code with respect to future grants, the 2007 Stock Incentive Plan (i) limits the number of shares with respect to which awards may be granted individually to any of the Chief Executive Officer, Chief Financial Officer or the next three most highly compensation executives of the Company (each, an “Executive Officer”) to 100,000 during any fiscal year during which such individual serves in that capacity, and (ii) provides that certain required decisions concerning grants under the 2007 Stock Incentive Plan will be made by a committee of “outside directors” appointed by the Board of Directors. Section 162(m) of the Code limits the deductible compensation paid to covered executive officers of publicly held corporations to $1,000,000. Any taxable compensation which is recognized by an Executive Officer upon (i) the exercise of a Non-qualified Option or (ii) a disqualifying disposition of stock acquired under an Incentive Stock Option, is subject to the limit. However, the limit will not apply if the options are granted under a stockholder-approved plan document which specifies the maximum number of shares that can be granted to an Executive Officer during the corporation’s tax year, provided that each grant is determined by a directors’ committee which is comprised solely of “outside directors.”

This Proposal is being submitted to stockholders in order to ensure the 2007 Stock Incentive Plan’s compliance with the Nasdaq Stock Market rules relating to equity compensation plans, as well as to ensure the 2007 Stock Incentive Plan’s compliance with Section 162(m) of the Code.

If stockholders approve the proposed amendment to the 2007 Stock Incentive Plan, (i) the aggregate number of shares of Common Stock available for grants under the 2007 Stock Incentive Plan will be 100,000 and (ii) the annual limit on grants to any single individual participant in any single fiscal year will be 100,000 shares of Common Stock. In addition, options and stock appreciation rights awarded under the 2007 Stock Incentive Plan will be granted with an exercise price equal to no less than the fair market value of the underlying Common Stock on the date of grant. Under the 2007 Stock Incentive Plan, grants may not be made to the extent that an award of options or stock appreciation rights would cause the Company’s burn rate (as defined below), as an average over the three year period from 2007 through 2009, to exceed 2.57% per year. The burn rate will be calculated as (i) the number of shares of Common Stock underlying (a) stock options, (b) stock-settled stock appreciation rights, (c) restricted stock, (d) restricted stock units, (d) performance stock actually earned and delivered or deferred, and (e) similar awards that may be settled by the delivery of shares, divided by (ii) the number of shares of Common Stock outstanding at the beginning of the fiscal year. Stock appreciation rights or full value shares settled in cash will not be included in the calculation of burn rate. This limitation applies with respect to the Company’s equity awards under the 2007 Stock Incentive Plan, the Company’s 1998 Stock Incentive Plan, as amended, and any other equity compensation plan (as defined by the Nasdaq Stock Market rules), but excluding plans assumed in acquisitions and tax-qualified plans.

On                          , 2007, the last reported sale price of Common Stock on the Nasdaq Stock Market was $     per share.

The following is a summary of the principal features of the 2007 Stock Incentive Plan, as proposed for stockholder approval. The summary is subject in its entirety to the complete text of the 2007 Stock Incentive Plan which is set out in Appendix C attached to this Proxy Statement.

PRINCIPAL FEATURES OF THE 2007 STOCK INCENTIVE PLAN

Administration of the Plan.   The Board administers the 2007 Stock Incentive Plan. The Board has the authority to make grants and to determine their terms; provided, however, that the selection of eligible individuals for participation and decisions concerning the timing, pricing and amount of a grant are made solely by a committee consisting of two or more directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and “independent directors” pursuant to Nasdaq requirements. Subject to the provisions of the 2007 Stock Incentive Plan, the Board has the authority to interpret the provisions of the 2007 Stock Incentive Plan, to adopt any rules, procedures and forms necessary for the operation and administration of the 2007 Stock Incentive Plan, and to determine all questions relating to the eligibility and other rights of all persons under the 2007 Stock Incentive Plan.

Eligibility.   All employees of the Company and its subsidiaries and affiliates are eligible to be participants. The Company’s non-employee directors as well non-employee service providers are also eligible to be selected for grants under the 2007 Stock Incentive Plan.

Shares Available for Grant; Individual Award Limits.   The Board has authorized up to 100,000 shares of Common Stock for issuance under the 2007 Stock Incentive Plan. No more than 100,000 shares may be issued with respect to grants made in any single year to any individual participant. If a grant expires or is canceled, any shares which were not issued or fully vested under the grant at the time of expiration or cancellation will again be available for grants. Any shares of Common Stock used for the payment of required tax withholding amounts or the exercise price applicable to a grant, shall count against the total number of shares available for issuance under the Plan.

The shares of stock deliverable under the 2007 Stock Incentive Plan may consist in whole or in part of unissued shares or reacquired shares.

Adjustments.   The number and kind of shares of Common Stock available for grants under the 2007 Stock Incentive Plan, the number and kind of shares of Common Stock issued in respect of outstanding grants, the exercise price, grant price or purchase price and any individual limitations applicable to grants are subject to adjustment if there are changes affecting the Common Stock, such as a merger, consolidation, stock dividend, split-up, combination, or exchange of shares, recapitalization or change in capitalization with respect to the shares of Common Stock. Each such adjustment, however, with respect to incentive stock options shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and no such adjustment shall cause any Grant hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

Types of Awards.   The 2007 Stock Incentive Plan permits the grant of any or all of the following types of awards: (1) stock options, including incentive stock options, (2) stock appreciation rights (“SARs”), in tandem with stock options or free-standing, (3) restricted stock, and (4) performance stock.

Stock Options.   Options may be either “Incentive Stock Options,” as defined in Section 422 of the Internal Revenue Code (the “Code”), or options not intended to be so qualified (“Non-qualified Options”). The Board may grant more than one option to a participant during the life of the 2007 Stock Incentive Plan, and such option may be in addition to an option or options previously granted. However, the aggregate fair market value of stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. Incentive Stock Options shall be exercisable at no less than 100% of the fair market value of the shares on the date of grant, subject to anti-dilution provisions. However, if any Incentive Stock Option is granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company, actually or constructively under Section 424 of the Code, the exercise price shall be 110% of the fair market value of the stock subject to the option in the date of grant. Incentive Stock Options may only be granted to eligible employees.

The 2007 Stock Incentive Plan provides that Non-qualified Options may not be granted at less than 100% of the fair market value of shares on the date of grant.

Options granted pursuant to the 2007 Stock Incentive Plan will generally be transferable only by will or by laws governing descent and distribution, and during the lifetime of an optionee, will be exercisable only by the optionee. However, subject to the approval of the Board, the 2007 Stock Incentive Plan provides that an option may be transferable, as permitted under the Exchange Act, as long as such transfers are made to one or more of the following: family members, including children of the optionee, the spouse of the optionee, or grandchildren of the optionee, trusts for such family members or charities (“Transferees”), and provided that such transfer is a bona fide gift and, accordingly, the optionee receives no consideration for the transfer, and that the options transferred continue to be subject to the same terms and conditions that were applicable to the options immediately prior to the transfer. In the event of such a transfer, the Transferee may not subsequently transfer such option. However, the designation of a beneficiary will not constitute a transfer.

Unless otherwise provided in a stock option award agreement, no option will be exercisable following three months after termination of employment with the Company (or such shorter or longer period as the option may provide) unless such termination of employment occurs by reason of disability or death. In the event of the disability or death of an optionee while employed or in service of the Company or any subsidiary of the Company, the options or unexercisable portions thereof, to the extent exercisable on the date of disability or death, shall be exercisable for a period not to exceed the expiration of one year from the date of disability or death (or such shorter period as the option may provide). In no event, however, shall an option be exercisable after the expiration of ten years from the date such option was granted (five years in the case of Incentive Stock Options granted to an optionee owning more than 10% of the voting power of stock of the Company), or beyond the term for which it was granted.

Payment for shares of Common Stock purchased upon exercise of an option granted under the 2007 Stock Incentive Plan shall be made in full at the time of such exercise, whether in cash or shares of Common Stock (valued at fair market value), or in a combination of cash and shares of stock.

Stock Appreciation Rights.   An SAR represents the right to receive, upon exercise, a payment which is equal to the increase (if any) in the fair market value of a share of Common Stock between the date of grant and the date of exercise. The payment for the increase in value may be made in the form of Common Stock, cash or in a combination of Common Stock and cash. The exercise price of a SAR may not be less than the fair market value per share of Common Stock on the date of grant.

An SAR may be granted free-standing or in tandem with new options. However, an SAR which is issued in tandem with an Incentive Stock Option will be subject to the following rules: (i) it will expire no later than at the expiration of the Incentive Stock Option; (ii) payment under the SAR will not exceed 100% of the difference between the exercise price of the option and the fair market value of stock on the date the SAR is exercised; (iii) it will be transferable only when the option is transferable, and under the same conditions; (iv) it will be exercisable only when the option is exercisable; and (v) it may only be exercised when the fair market value of the Company’s stock exceeds the exercise price of the option. Subject to applicable law, payment by the Company upon exercise of an SAR will be in cash, stock, or any combination thereof as the Board shall determine.

No options granted under the Plan are exercisable after the expiration of ten years. Unless otherwise provided in a stock option award agreement, no outstanding and unvested option will vest following a participant’s termination of employment. In the event a participant dies before such participant has fully exercised his or her option, then the option may be exercised at any time within one year after the participant’s death by the his estate, but only to the extent that, at the date of death, the participant’s right to exercise such option had vested. If a participant terminates employment because of permanent and total disability, he may exercise any vested options for up to one year following termination or for such shorter period as the option may provide. Finally, if a participant terminates employment for any reason other death or permanent and total disability, he may exercise all vested options for up to three months following termination or for such shorter period as the option may provide.

Restricted Stock.   The 2007 Stock Incentive Plan provides that each grant of restricted stock shall include a description of the restrictions applicable to the grant and the conditions on which the restrictions may be removed. Each grant will also provide whether the recipient must pay any amount in connection with the grant and, if so, the amount and terms of that payment. Such amount shall not exceed 10% of the fair market value of the restricted stock at the time the grant is made, and may be for such lesser amount as shall be determined by the Board.

Performance Stock.   The 2007 Stock Incentive Plan provides that each grant of performance stock shall include a description of any applicable provisions relating to the performance period and performance criteria. Performance stock awards offer certain employees or non-employee directors the potential for substantial financial incentives (in addition to potential appreciation in the value of Common Stock) based on continued service and the achievement of long-term Company performance goals, but in a manner that also places such individuals at risk in the event of poor Company performance.

Amendment or Termination of the Plan.   The Board may suspend, amend or terminate the 2007 Stock Incentive Plan at any time and in such respects as it shall deem advisable, provided that, stockholder approval will be required for any amendment that would: (a) increase the total number of shares available for issuance under the plan, (b) extend the term of the plan, or (c) modify the class of individuals eligible to receive awards of options, SARs, restricted stock or performance stock under the plan. The Board may not amend or terminate the Plan to the extent that such amendment or termination would adversely effect a participant’s rights pursuant to an award without the consent of the participant.

PLAN BENEFITS

Future grants under the 2007 Stock Incentive Plan will be made at the discretion of the Company and, accordingly, are not yet determinable. In addition, benefits under the 2007 Stock Incentive Plan will depend on a number of factors, including the fair market value Common Stock on future dates and the exercise decisions made by optionees. Consequently, it is not possible to determine the benefits that might be received by participants under the 2007 Stock Incentive Plan. However, in the event that stockholder approval is obtained for the 2007 Stock Incentive Plan, the Company may make grants under the 2007 Stock Incentive Plan to employees and to the Company’s non-employee directors, as early as the Company’s next regularly-scheduled board meeting. The Company did not make any grants under its 1998 Stock Incentive Plan in its fiscal year ended December 30, 2006. On March 8, 2007, the Company made the following grants under the 1998 Stock Incentive Plan:

Name and Position	Shares of Restricted Stock
Selim A. Bassoul, President and CEO	69,500
Timothy J. FitzGerald, Vice President and CFO	22,500
All current executive officers, including the Named Executive Officers (other than those listed above)	33,000
All current employees who are not executive officers as a group	41,000

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 2007 STOCK INCENTIVE PLAN

Nonqualified Stock Options.   With respect to Nonqualified Options, the difference between the option’s exercise price and the fair market value of the underlying Common Stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

An exchange of Common Stock in payment of the option price in the case of a Nonqualified Option is considered a tax-free exchange by the optionee to the extent of a like number of new shares, with the new shares retaining the basis and holding period of the old shares. The fair market value of any additional shares transferred to the optionee (representing the excess of the fair market value of all of the new shares over the fair market value of all of the old shares) will constitute ordinary income to the optionee and be deductible by the Company. This amount then becomes the optionee’s basis in such shares.

Incentive Stock Options.   With respect to Incentive Stock Options, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such option, no income for federal income tax purposes will be recognized by the optionee upon the grant or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option price will be a tax preference item under the expanded alternative minimum tax). In the event of a subsequent sale of the Common Stock received upon exercise, any amount realized in excess of cost will be taxed as short-term or long-term capital gain, depending on the period of time that the shares were held, and any loss sustained will be short- or long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option.

A disqualifying disposition will occur if the optionee makes a disposition of the shares received upon exercise within two years from the date of the granting of the option or within one year after the exercise of such shares. If a disqualifying disposition is made, the difference between the option price and the lesser of (i) the fair market value of the Common Stock at the time the option is exercised or (ii) the amount realized upon disposition of the Common Stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

An exchange of Common Stock in payment of the option’s exercise price in the case of an Incentive Stock Option, if the exchange is not a disqualifying disposition of the stock exchanged, is considered to be tax-free. Under proposed regulations, a number of shares received upon exercise equal to the number of shares exchanged will have a basis equal to the basis of the shares exchanged and the remaining shares received will have a zero basis.

An exchange of statutory option stock to acquire other stock on exercise of an Incentive Stock Option is a taxable recognition transaction with respect to the stock disposed of if the minimum statutory holding period for such statutory option stock has not been met. Statutory option stock includes stock acquired through exercise of an Incentive Stock Option or an option granted under a qualified employee stock purchase plan. If there is such a premature disposition, ordinary income is attributed to the optionee (and will be deductible by the Company) to the extent of the optionee’s “bargain” purchase on acquisition of the surrendered stock, and the post-acquisition appreciation in value of such stock is taxed to optionee as a short-term gain if held for less than the applicable holding period for long-term capital gains, and long-term capital gain if held for such applicable holding period, and will not be deductible by the Company. A portion of the excess of the amount deductible by the Company over the value of options when issued may be subject to the alternative minimum tax imposed on corporations.

Stock Appreciation Rights.   With respect to SARs, the fair market value of shares issued and the amount of cash paid by the Company upon exercise of such rights will be taxable as ordinary income to the holder of the rights and will be deductible by the Company, in each case on the date of exercise. Gain or loss on the subsequent sale of such shares will be eligible for capital gain or loss treatment by the recipient and will have no federal income tax consequences to the Company.

Restricted Stock.   With respect to grants of restricted stock, shares may be granted to a participant without recognition of income by the participant as long as the shares are not transferable and remain subject to a substantial risk of forfeiture. Upon the lapse of any restrictions on the transferability of the shares or the lapse of the conditions creating the risk of forfeiture, the participant is required to recognize ordinary income to the extent of the excess of the fair market value of the shares, determined at the time of the lapse of the applicable restrictions, over the price, if any, paid for the shares. The participant may, alternatively, elect to recognize income at the date of the award, in the amount of the then difference between the value of unrestricted shares and the price, if any, paid by the participant for the restricted shares. The Company is generally allowed a deduction in an amount equal to the income recognized by the participant in the year such income is recognized. Unless the election referred to above is made, dividends received during the continuation of restrictions on shares will be taxable to the participant as ordinary income for the periods in which such dividends are received, and such dividends will be deductible by the Company as compensation. Dividends received after the restrictions cease to apply will be taxed as dividends to the participant and will not be deductible by the Company.

Performance Stock.   The tax consequences with respect to grants of performance stock will generally be the same as summarized above under the heading Restricted Stock.

The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion above is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to approve the 2007 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2007 STOCK INCENTIVE PLAN.

Equity Compensation Plan Information

The following table provides information as of December 30, 2006 with respect to shares of Common Stock that may be issued under the Company’s existing equity compensation plans, including the 1998 Stock Incentive Plan and the 1989 Stock Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance (c)
Equity compensation plans approved by security holders	683,477	$19.59	167,840	(1)
Equity compensation plans not approved by security holders	6,500	$52.47	N/A
Total	689,977	$19.90	167,840	(1)

NOTES:

(1)            The shares that remain available for issuance under the 1998 Stock Incentive Plan may be issued in the form of restricted Common Stock. As described in “Compensation Discussion and Analysis—2007 Actions,” on March 8, 2007 the Company made awards of restricted stock to the Named Executive Officers and other Company employees. Accordingly, as of the date hereof, only 1,840 shares remain available for issuance under the 1998 Stock Incentive Plan.

Summary of Equity Compensation Plans Not Approved by Stockholders

As of December 30, 2006, the Company had made four outstanding option grants to non-employee directors which were not approved by stockholders: a 1996 grant, a 2000 grant, a 2003 grant, and a 2006 grant. The Company believes that it is important to develop compensation and incentive packages that will attract and retain qualified members to serve on the Board of Directors, while linking their performance to increasing stockholder value. The Company believes that periodically granting stock options to board members is an effective means to achieving this goal. Each non-employee director received option grants to purchase 15,000 shares of Common Stock in 1996, 3,000 shares of Common Stock in 2000, 3000 shares of Common Stock in 2003, and 500 shares of

Common Stock in 2006. Such options were tied to the level of effectiveness of the Board of Directors in direct relation to creating stockholder value in the applicable year. Under each grant, the options were granted at the current market value, and the options vested immediately with a term of no longer than 10 years. The 2006 option grants were rescinded on March 8, 2007. Accordingly, such options are no longer outstanding.

MISCELLANEOUS

The Company’s 2006 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

Cost of Solicitation

This solicitation of proxies is made by the Company, and all expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone, telecopy or electronically via the Internet. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders

Stockholder Nominations of Director Candidates.   In order to have a director nominee considered by the Board for inclusion on the slate of nominees, a stockholder must submit the recommendation in writing to the Secretary of the Company and must include the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of Common Stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of Common Stock which are owned beneficially or of record by such stockholder, a (iii) description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Stockholder Proposals.   Proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Secretary of the Company at the Company’s principal executive offices for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2008 Annual Meeting no later than           , 2007.

For a stockholder proposal outside the processes of Rule 14a-8 to be considered timely, the stockholder proposal must be received by the Company’s Secretary no earlier than January 4, 2008 or later than February 3, 2008, provided that, in the event that the 2008 Annual Meeting of Stockholders is called for a date that is earlier than April 3, 2008 or later than June 2, 2008, the stockholder proposal, to be timely, must be received not later than the close of business on the tenth day following the day on which the Company’s notice of the date of the 2008 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever first occurs.

By Order of the Board of Directors
MARTIN M. LINDSAY
Treasurer
Dated: April , 2007

APPENDIX A

THE MIDDLEBY CORPORATION
AUDIT COMMITTEE CHARTER

1.                PURPOSE AND AUTHORITY

The Audit Committee is appointed by the Board of Directors (the “Board”) of The Middleby Corporation (the “Company”) for the primary purposes of:

(i)                             Fulfilling the Board’s oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, and

(ii)                          Maintaining, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management and independent auditors, and

The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and any advisers that the Audit Committee chooses to retain.

2.                MEMBERSHIP

The Audit Committee shall consist of three or more independent directors (as determined by the Board from time to time) who satisfy the independence requirements under applicable law, rules and regulations and of the Nasdaq Stock Market, Inc. (“Nasdaq”). Members of the Committee shall be appointed by the Board and may be removed by the Board in its discretion. Each member of the Audit Committee must be able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Chair of the Audit Committee, or at least one other member of the Audit Committee, must be a person who has been determined by the Board to be an “audit committee financial expert” as that term is defined by applicable law, rules and regulations and Nasdaq. The Chair shall be appointed by the Board.

3.                POWERS AND RESPONSIBILITIES

A.   Financial Reporting

(i)                             Review, with management and the independent auditors, critical accounting policies and practices and other significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements;

(ii)                          Ask management and the independent auditors about significant exposure risks and the plans to appropriately control such risks;

(iii)                       Resolve disagreements between management and the independent auditors regarding financial reporting; and

(iv)                       Establish procedures, in accordance with applicable law, rules and regulations, for (a) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Annual Financial Statements

(v)                          Review the annual financial statements and determine whether they are consistent with the information known to Audit Committee members;

(vi)                       Inquire as to the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements;

(vii)                    Review with the independent auditors any problems encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work and any management letter provided by the independent auditors and management’s response to any such letter;

(viii)                 Review with the independent auditors the adequacy of the Company’s internal controls and any significant findings and recommendations;

(ix)                       Meet with management and the independent auditors to review the financial statements and results of the audit;

(x)                          Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

(xi)                       Review changes in accounting or auditing policies, including resolution of any significant reporting or operational issues affecting the financial statements; and

(xii)                    Prepare the report of the Audit Committee, required by applicable laws, rules and regulations, to be included in the proxy statement for each annual stockholders meeting.

Interim Financial Statements

(xiii)                 Review (by full Committee or Chair) with management and the independent auditors the Company’s quarterly financial statements in advance of filings with the U.S. Securities and Exchange Commission (the “SEC”).

B.   Internal Controls and Audit Coverage

(i)                             Evaluate whether senior management is setting the appropriate tone by communicating the importance of internal controls and ensuring that appropriate individuals possess an understanding of their roles and responsibilities;

(ii)                          Confirm that internal control recommendations made by independent auditors have been addressed by management;

(iii)                       Confirm that management and the independent auditors keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal controls and certain other matters; and

(iv)                       Review communications required to be submitted by the independent auditors concerning (a) critical accounting policies and practices used, (b) alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management and the ramifications of such alternatives and the accounting treatment preferred by the independent auditors, and (c) any other material written communications with management.

(v)                          Establish and maintain a schedule of formal direct reporting to the Audit Committee by the Company’s internal auditor.

C.   External Audit

The Company’s independent auditors are ultimately accountable to the Audit Committee, which has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. In connection with its oversight of the external audit, the Audit Committee shall:

(i)                             Have the sole authority to appoint and replace (subject to stockholder approval, if deemed advisable by the Board of Directors) the independent auditors;

(ii)                          Have the sole authority to approve the engagement letter and the fees to be paid to the independent auditors;

(iii)                       Pre-approve all audit and permitted non-audit services to be performed by the independent auditors (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) shall consider whether the auditor’s performance of such services is compatible with independence;

(iv)                       Obtain confirmation and assurance as to the independence of the independent auditors, including ensuring that they submit on a periodic basis (not less frequently than annually) to the Audit Committee a formal written statement delineating all relationships between such independent auditors and the Company;

(v)                          Review and evaluate the performance of the independent auditors, as the basis for a decision to reappoint or replace the independent auditors; and

(vi)                       Assure regular rotation of the lead audit partner, as required by applicable law, rules and regulations, and consider whether rotation of the independent auditor is necessary to ensure independence.

D.   Other Responsibilities

(i)                             Hold Audit Committee meetings at least quarterly and meet at least annually with each of the chief financial officer and the independent auditors;

(ii)                          Review and make approval decisions regarding all “related-party transactions”;

(iii)                       Meet with the independent auditors, internal auditors, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately;

(iv)                       As appropriate, obtain advice and assistance from outside legal, accounting or other advisers and determine the funding for such advice and assistance which shall be paid by the Company;

(v)                          If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

(vi)                       Perform such other oversight functions as may be requested by the Board;

(vii)                    Review and reassess annually the adequacy of this Charter and recommend any proposed changes to the Board; and

(viii)                 Regularly update the Board about Audit Committee activities and make appropriate recommendations.

4.                MEETINGS

Meetings of the Audit Committee shall be scheduled as deemed necessary by the Chair. Members of management, the independent auditors, and other independent consultants requested by the Audit Committee will attend the Audit Committee meetings when and as may be requested by the Audit Committee.

A simple majority of the members of the Audit Committee, but not less than two, shall constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Audit Committee. The Audit Committee will meet at such times as shall be determined by the Chair, or upon the request of any two of its members. The Chair will preside, when present, at all Audit Committee meetings. Minutes of Audit Committee meetings will be recorded as directed by the Chair and will be subject to review by the Chair.

In discharging its responsibilities, the Audit Committee may meet privately with independent consultants and is free to speak directly and independently with the independent auditors and any members of management or employees.

The Chair will periodically report the Audit Committee’s findings, conclusions and recommendations to the Board and present to the Board an annual performance evaluation of the Audit Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP. This is the responsibility of management and the independent auditors.

APPENDIX B

FORM OF CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
THE MIDDLEBY CORPORATION

The Middleby Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.       The Board of Directors of the Corporation has duly adopted a resolution setting forth an amendment to the Corporation’s Restated Certificate of Incorporation in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED that the Restated Certificate of Incorporation of the Corporation is hereby amended by amending and restating the first sentence of Article 4 thereof to read in its entirety as follows:

“The Corporation shall have authority to issue 2,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”) and 47,500,000 shares of Common Stock, par value $.01 per share (“Common Stock”).”

2.       This Certificate of Amendment of the Restated Certificate of Incorporation was duly adopted and approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this         day of                     , 2007.

THE MIDDLEBY CORPORATION,
a Delaware corporation
By:
Name:
Title:

B-1

APPENDIX C

THE MIDDLEBY CORPORATION

2007 STOCK INCENTIVE PLAN

Introduction

This document contains the provisions of The Middleby Corporation 2007 Stock Incentive Plan, as adopted effective as of March 7, 2007(the “Effective Date”). The purpose of this Plan is to provide a means to attract and retain employees of experience and ability and to furnish additional incentives to selected employees to boost performance.

ARTICLE I

DEFINITIONS

Section 1.1          “Board” means the Company’s Board of Directors.

Section 1.2          “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.3          “Company” means The Middleby Corporation, a Delaware corporation.

Section 1.4          “Eligible Participant” means any employee of an Employer, any non-employee director of the Company or service provider, not employed as an employee, providing services to the Company or an affiliate or subsidiary of the Company.

Section 1.5          “Employer” means the Company or any affiliate or subsidiary of the Company.

Section 1.6          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

Section 1.7          “Fair Market Value” means, as of the relevant date, the closing price of Stock on the national stock exchange or automated quotation system on which the Stock is then listed or, if there was no trading in Stock on that date, the closing price of Stock on such exchange or automated quotation system on the next preceding date on which there was trading in Stock.

Section 1.8          “Grant” means any award of Options, Stock Appreciation Rights, Restricted Stock or Performance Stock (or any combination thereof) made under this Plan to an Eligible Participant.

Section 1.9          “Non-Employee Director” means a member of the Board who is not an employee of an Employer.

Section 1.10        “Option” means any stock option granted under this Plan.

Section 1.11        “Performance Stock” means Stock issued pursuant to Article VII of this Plan.

Section 1.12        “Plan” means The Middleby Corporation 2007 Stock Incentive Plan, as set out in this document and as subsequently amended.

Section 1.13        “Recipient” means an Eligible Participant to whom a Grant has been made.

Section 1.14        “Restricted Stock” means Stock transferred to a Recipient in a Grant which is, at the date on which the Grant is made, both (i) not “transferable” and (ii) “subject to a substantial risk of forfeiture,” within the meaning of Section 83 of the Code.

Section 1.15        “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

Section 1.16        “Stock” means the Company’s authorized common stock, par value $.01 per share.

Section 1.17        “Stock Appreciation Right” means a right transferred to a Recipient under a Grant which entitles the Recipient, upon exercise, to receive a payment (in cash, Stock or a combination of cash and Stock) which is equal to the increase (if any) in the Fair Market Value of a share of Stock between the date as of which the Grant was made and the date as of which the right is exercised.

Section 1.18        The masculine gender includes the feminine, and the singular number includes the plural, unless a different meaning is clearly required by the context.

ARTICLE II

STOCK AVAILABLE FOR GRANTS

Section 2.1          A maximum of 100,000 shares of Stock are available for Grants of Option or Stock Appreciation Rights under the Plan. The Stock available for Grants may include unissued or reacquired shares. If any shares subject to a Grant are forfeited, cancelled, exchanged or surrendered or if a Grant otherwise terminates or expires without a distribution of shares to the Recipient, the shares of Stock with respect to such Grant shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Grants under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Recipient or withheld by the Company as full or partial payment in connection with any Grant under the Plan, as well as any shares of Stock exchanged by a Recipient or withheld by the Company or any subsidiary to satisfy the tax withholding obligations related to any Grant under the Plan, shall not be available for subsequent Grants under the Plan. Upon the exercise of any Grant made in tandem with any other Grants, such related Grants shall be canceled to the extent of the number of shares of Stock as to which the Grant is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Grants under the Plan.

Section 2.2          Except as provided in a grant agreement or as otherwise provided in the Plan, in the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Grants or the total number of shares of Stock issuable under the Plan pursuant to Section 2.1, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Grants, (iii) the exercise price, grant price or purchase price relating to any Grant, and (iv) any individual limitations applicable to Grants; provided that, with respect to incentive stock options, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and provided further that no such adjustment shall cause any Grant hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

ARTICLE III

MAKING GRANTS

Section 3.1          (a)  The Board may, at any time while the Plan is in effect and there is Stock available for Grants, make Grants to Eligible Participants; provided, that, subject to the terms of the Plan, the selection of Eligible Participants for participation and decisions concerning the timing, pricing and amount of a Grant shall be made solely by a committee consisting solely of two or more directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and “independent directors” pursuant to Nasdaq Stock Market requirements. The number of shares of Stock granted in a fiscal year to any single executive officer whose compensation is likely to be subject to reporting in the Company’s annual proxy statement (an “Executive Officer”) shall not exceed 100,000 shares of Stock for any fiscal year in which he serves as an Executive Officer. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Grants of Options intended to be treated as incentive stock option may only be made to employees of an Employer and not to Non-Employee Directors or other service providers. Notwithstanding any provision of the Plan, to the extent that any Grant would be subject to Section 409A of the Code, no such Grant may be made if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulation or guidance promulgated thereunder.

(b)          No Grant may be made after the tenth anniversary of the Effective Date.

(c)          All Grants and any exercises of Grants are conditioned upon stockholder approval of the Plan as described in Section 7.2.

Section 3.2          (a)  The terms of each Grant will be set out in a written agreement between the Company and the Recipient.

(b)          Subject to the applicable provisions of Article IV or V, a Grant may contain any terms and conditions which the Board determines, as long as they are consistent with the provisions of the Plan. Such terms may, without limitation, include provisions that Grants shall terminate upon termination of employment in specified circumstances.

ARTICLE IV

OPTIONS

Section 4.1          The terms of each Option must include the following:

(a)          The name of the Recipient.

(b)          The number of shares which are subject to the Option.

(c)          The term over which the Option may be exercised.

(d)          A requirement that the Option is not transferable by the Recipient except by will or the laws of descent and distribution and that, during his lifetime, it is exercisable only by him. Provided that, subject to the approval of the Board, an Option may be transferable as permitted under 17 C.F.R. sec. 240.16b-3 and 5, as long as such transfers are made to one or more of the following: family members, including children of the Recipient, the spouse of the Recipient, or grandchildren of the Recipient, trusts for such family members or charities (“Transferees”), provided that (i) such transfer is a bona fide gift and accordingly, the Recipient receives no consideration for the transfer, (ii) the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer and (iii) the Transferee acknowledges that it is subject to such terms and conditions in a form satisfactory to the Company. In the event of such a transfer, the

Transferee may not subsequently transfer this Option. The designation of a beneficiary shall not constitute a transfer.

(e)          A statement of whether the Option is intended to be an “incentive stock option” under Section 422 of the Code or a “nonstatutory stock option”.

(f)           The exercise price per share must be at least 100% of the Stock’s Fair Market Value on the date the Option is granted.

Section 4.2          An Option which is intended to be an incentive stock option under Section 422 of the Code must contain the following terms:

(a)          The exercise price per share must be at least 100% of the Stock’s Fair Market Value on the date the Option is granted.

(b)          The aggregate Fair Market Value (as of the date the Option is granted) of Stock with respect to which incentive stock options are exercisable for the first time by the Recipient during any calendar year (under all stock option plans of the Employers) may not exceed $100,000.

(c)          The term over which the Option may be exercised may never exceed ten years from the date of Grant.

(d)          If the Recipient, at the time the option is granted, owns 10% or more of the voting stock of an Employer (including Stock which he is deemed to own under Section 424(d) of the Code), the exercise price must be at least 110% of the Stock’s Fair Market Value as of the Option’s date of grant, and the term of the Option may not be more than five years from the date of grant.

Section 4.3          (a)  An Option may be exercised, in whole or part, at any time during its term, subject to any specific conditions in the Option’s terms and any rules adopted by the Board for the exercise of Options.

(b)          A Recipient may pay the exercise price of an Option in cash or, in the Board’s discretion, in shares of Stock owned by him (valued at Fair Market Value), with a note payable to the Company, or in a combination of cash, notes and shares of Stock.

(c)          The following rules apply to the exercise of Options, unless otherwise provided in the grant agreement between the Company and the Recipient:

  (i)         If a Recipient dies, any Option may, to the extent it was exercisable at his death, be exercised by his estate, within one year after his date of death or such shorter period as the Option may provide. Any portion of the Option that has not vested as of the date of death shall be canceled.

  (ii)         If a Recipient terminates employment because he has become permanently and totally disabled, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within one year after his termination of employment or such shorter period as the Option may provide. Any portion of the Option that has not vested as of the date of disability shall be canceled.

    (iii)        If a Recipient terminates employment for any reason other than death or permanent and total disability, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within three months after his termination of employment or such shorter or longer period as the Option may provide. Any portion of the Option that has not vested as of the date of termination shall be canceled.

    (iv)        Subparagraph (i), (ii) or (iii) can never operate to make an Option exercisable beyond the term for which it was granted.

(d)          To the extent an Option is not exercised before the expiration of its term or before the expiration of any shorter exercise period under paragraph (c), it will be canceled.

ARTICLE V

STOCK APPRECIATION RIGHTS

Section 5.1          The terms of each Grant of Stock Appreciation Rights must include the following:

(a)          The name of the Recipient.

(b)          The number of Stock Appreciation Rights which are being granted.

(c)          The term over which the Stock Appreciation Rights may be exercised. This term may never exceed ten years from the date of Grant.

(d)          The exercise price of the Stock Appreciation Right may never be less than 100% of the Fair Market Value of the Stock on the date on which the Stock Appreciation Right is granted.

(e)          A description of any events which will cause cancellation of the Stock Appreciation Rights before the end of the term described in subparagraph (c).

(f)           Whether or not the Stock Appreciation Rights are issued in tandem with any Option, and, if so, the manner in which the Recipient’s exercise of one affects his right to exercise the other.

(g)          A requirement that the Stock Appreciation Rights are not transferable by the Recipient except by will or the laws of descent and distribution and that during his lifetime such Rights are exercisable only by him.

Section 5.2          Stock Appreciation Rights which are issued in tandem with an Option which is intended to be an incentive stock option under Section 422 of the Code must contain the following terms:

(a)          They will expire no later than at the expiration of the Option.

(b)          Payment under the Stock Appreciation Rights may not exceed 100% of the difference between the exercise price of the Option and the Fair Market Value of Stock on the date the Stock Appreciation Rights are exercised.

(c)          They are transferable only when the Option is transferable, and under the same conditions.

(d)          They are exercisable only when the Option is exercisable.

(e)          They may only be exercised when the Fair Market Value of Stock exceeds the exercise price of the Option.

Section 5.3          (a)  Stock Appreciation Rights may be exercised at any time during their term, subject to Section 5.2., to any specific conditions in their terms and to any rules adopted by the Board for the exercise of Stock Appreciation Rights.

(b)          Determination of the form of payment upon exercise of a Stock Appreciation Right (cash, Stock or a combination of cash and Stock) is solely in the discretion of the Board.

ARTICLE VI

RESTRICTED STOCK

Section 6.1          The terms of each Grant of Restricted Stock must include the following:

(a)          the name of the Recipient.

(b)          the number of shares of Restricted Stock which are being granted.

(c)          whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment. Such amount shall not exceed 10% of the Fair Market Value of the Restricted Stock at the time the Grant is made, and may be such lesser amount as shall be determined by the Board.

(d)          description of the restrictions applicable to the Grant and the conditions on which the restriction may be removed.

ARTICLE VII

PERFORMANCE STOCK

Section 7.1          The terms of each grant of Performance Stock must include the following:

(a)          the name of the Recipient.

(b)          the number of shares of Performance Stock which are being granted.

(c)          details of the applicable performance period, if any, and performance criteria, if any.

(d)          whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment.

ARTICLE VIII

ADMINISTRATION

Section 8.1          Subject to Section 3.l(a) hereof, the complete authority to control and manage the operation and administration of the Plan is placed in the Board.

Section 8.2          Subject to Section 3.l(a) hereof, the Board has all authority which is necessary or appropriate for the operation and administration of the Plan, including the following:

(a)          To make Grants and determine their terms, subject to the provisions of the Plan.

(b)          To interpret the provisions of the Plan.

(c)          To adopt any rules, procedures and forms necessary for the operation and administration of the Plan which are consistent with its provisions.

(d)          To determine all questions relating to the eligibility and other rights of all persons under the Plan.

(e)          To keep all records necessary for the operation and administration of the Plan.

(f)           To designate or employ agents and counsel (who may also be employed by an Employer) to assist in the administration of the Plan.

(g)          To determine whether, to what extent, and under what circumstances any Grant may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered.

(h)          To determine the terms and provisions of the grant agreements (which need not be identical for each Recipients).

(i)           To cause any shares of Stock acquired by a Recipient through exercise of a Grant to be recorded on the Company’s records in the Recipients’ name, and to cause such shares to be issued to the Recipient or to his brokerage account, as he elects.

(j)           To cause any withholding of tax required in connection with a Grant to be made.

(k)          To make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Board shall not take any action with respect to any Grant that would be treated, for accounting purposes, as a “repricing” of such Grant unless such action is approved by the Company’s shareholders. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any grant agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Board member shall be liable for any action or determination made with respect to the Plan or any Grant made hereunder.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1          The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without stockholder approval:

(a)          increase the aggregate number of shares available for Grants (except to reflect an event described in section 2.2); or

(b)          extend the term of the Plan; or

(c)          change the definition of Eligible Participant to add a category or categories of individuals who are eligible to participate in the Plan.

Section 9.2          If the Plan is not, within twelve months of its Effective Date, approved by a majority of the shares voted at a regular or special meeting of the Company’s stockholders, the Plan will terminate and all Grants made under it will be canceled.

Section 9.3          No amendment or termination of the Plan (other than termination under Section 9.2.) may adversely modify any person’s rights under an Option or Stock Appreciation Right unless he consents to the modification in writing.

ARTICLE X

MISCELLANEOUS

Section 10.1        Neither the provisions of this Plan, nor the fact that a Recipient receives a Grant will constitute or be evidence of a contract of employment, position or compensation level, or give such Recipient any right to continued employment with the Employer. Neither the provisions of this Plan nor the fact that a Recipient receives a Grant will be construed as the Company’s guarantee of the tax effects for the Recipient of the receipt of a Grant, transfer of the same, exercise of the same, or the retention or sale of the underlying Stock.

Section 10.2        The Company or any subsidiary is authorized to withhold from any Grant any payment relating to a Grant under the Plan, including from a distribution of Stock, or any other payment to a Recipient, amounts of withholding and other taxes due in connection with any transaction involving a Grant, and to take such other action as the Board may deem advisable to enable the Company and Recipients to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Grant. This authority shall include authority to withhold or receive Stock or other property (including cash) with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Recipient’s tax obligations.

Section 10.3        If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions. Instead, each provision is fully severable and this Plan will be construed and enforced as if any illegal or invalid provision had never been included.

Section 10.4        Except as provided in federal law, the provisions of the Plan will be construed in accordance with the laws of Illinois, without giving effect to principles of conflicts of laws.

FORM OF PROXY

THE MIDDLEBY CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[	]

1.	ELECTION OF DIRECTORS	For	Withhold	For All
	For: 01-Selim A. Bassoul, 02-Robert B. Lamb, 03-Ryan Levenson, 04-John R. Miller III, 05-Gordon O’Brien, 06-Philip G. Putnam, 07-Sabin C. Streeter, 08-Robert L. Yohe	All	All	Except

Management recommends your vote FOR all proposals.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR ENDED DECEMBER 29, 2007, approval of an amendment to the Company’s restated Certificate of Incorporation and for the approval of The Middleby Corporation 2007 Stock Incentive Plan.

Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated 2007.

For all nominees except as noted above

2. 3. 4.

Ratification of selection of Deloitte & Touche LLP as independent auditor for fiscal year ended December 29, 2007.

Approve an amendment to the Company’s restated Certificate of Incorporation

Approve The Middleby Corporation 2007 Stock Incentive Plan.

		For	Against	Abstain

					Date:	, 2007

(Signature(s) of stockholder(s))

When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation or partnership, please sign by an authorized officer or partner. Please sign in the same manner as your certificate(s) is (are) registered.

     FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD
IN THE ENVELOPE PROVIDED.

FORM OF PROXY	FORM OF PROXY

THE MIDDLEBY CORPORATION

1400 Toastmaster Drive, Elgin, IL 60120

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy J. FitzGerald and Martin M. Lindsay, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2007 Annual Meeting of Stockholders of THE MIDDLEBY CORPORATION (the “Company”) to be held at the Company’s executive offices located at 1400 Toastmaster Drive, Elgin, Illinois at 10:30 a.m. local time, on Thursday, May 3, 2007, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

(This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.)

     FOLD AND DETACH HERE